UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ACRES COMMERCIAL REALTY CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ACRES COMMERCIAL REALTY CORP.

865 Merrick Avenue, Suite 200S                Westbury, NY 11590

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Wednesday, June 9, 2021

To the Stockholders of ACRES COMMERCIAL REALTY CORP.:

You are cordially invited to attend the annual meeting of stockholders of ACRES COMMERCIAL REALTY CORP. (formerly known as Exantas Capital Corp.), a Maryland corporation, to be held virtually at www.virtualshareholdermeeting.com/ACRES2021 on June 9, 2021, at 11:00 a.m. (the “Meeting”), for the following purposes:

1.	To elect the nine directors named in the enclosed proxy statement to serve until the next annual meeting of stockholders in 2022.

2.	To vote on a non-binding resolution to approve the compensation of our named executive officers (the “Say on Pay” vote).

3.	To approve a proposal to adopt the ACRES Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan.

4.	To approve a proposal to adopt the ACRES Commercial Realty Corp. Manager Incentive Plan.

5.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for ACRES Commercial Realty Corp. for the fiscal year ending December 31, 2021.

6.	To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

We invite all of our stockholders to attend the Meeting, though only stockholders of record at the close of business on April 6, 2021, which we refer to as the record date, will be entitled to vote. You can vote your shares by proxy online, by telephone, by regular mail or at the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting at www. www.virtualshareholdermeeting.com/ACRES2021 and for 10 days before the Meeting at our offices at 865 Merrick Avenue, Suite 200S, Westbury, New York.

Whatever method you choose, we recommend that you vote in advance of the Meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on the enclosed proxy card. You can choose to receive proxy materials by mail or e-mail if you request them and you continue to have the right to vote by mail, as well as by telephone and on the Internet.

By order of the Board of Directors, Jaclyn A. Jesberger, Secretary April 12, 2021

YOUR VOTE IS IMPORTANT

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we are using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. This process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and mailing these materials. Accordingly, on or about April 12, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on April 6, 2021, which is the record date for the Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request receipt of proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•	Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

•	Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);

•	Vote by Mail, if you received a printed copy of the proxy materials, by returning the proxy card (signed and dated) in the envelope provided; or

•

Vote in person at the Meeting, by going to www.virtualshareholdermeeting.com/ACRES2021. To participate and vote your shares at the Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If your shares are held in “street name,” meaning that they are registered in the name of a broker or other nominee, you will receive instructions from such broker or nominee that you must follow for your shares to be voted.

Whether or not you plan to attend the Meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the Meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2021: The proxy statement and our 2020 annual report are available at https://www.acresreit.com/annual-reports-and-proxies.

ACRES COMMERCIAL REALTY CORP.

865 Merrick Avenue, Suite 200S            Westbury, NY 11590

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 9, 2021

ABOUT THE MEETING

Solicitation of Proxies. This proxy statement and the accompanying proxy are furnished to stockholders of ACRES Commercial Realty Corp. (the “Company”) in connection with the solicitation by our Board of Directors (the “Board”) of proxies for use at the 2021 annual meeting of stockholders of the Company (the “Meeting”), to be held virtually at www.virtualshareholdermeeting.com/ACRES2021 on June 9, 2021, at 11:00 a.m., and at any and all adjournments, postponements or continuations thereof.

Mailing Date. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy via the Internet, telephone or by mail. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 12, 2021.

Who Can Vote. Only holders of record of our common stock at the close of business on April 6, 2021 will be entitled to notice of, and to vote at, the Meeting. Each of the approximately 9,398,264 shares of our common stock outstanding on that date is entitled to one vote on each matter that comes before the Meeting.

How to Vote — Proxy Instructions. If you are a holder of record of ACRES Commercial Realty Corp. common stock, you may vote your shares over the Internet, by telephone, by using a traditional proxy card or in person at the Meeting. Refer to the Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card to see which options are available to you and how to use them. Stockholders who hold their shares in “street name” will receive a Notice of Internet Availability of Proxy Materials from the institution that holds their shares and should follow the voting instructions given by that institution.

You may specify whether your shares should be voted for all, some or none of the nominees for director (Proposal 1); you may specify whether your shares should be voted for or against, or whether you abstain from voting on, the approval of our 2020 executive compensation program (“Say on Pay”) (Proposal 2); you may specify whether your shares should be voted for or against, or whether you abstain from voting on, the adoption of the ACRES Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan (the “Omnibus Plan”) (Proposal 3); you may specify whether your shares should be voted for or against, or whether you abstain from voting on, the adoption of the ACRES Commercial Realty Corp. Manager Incentive Plan (the “Manager Plan”) (Proposal 4); and you may specify whether your shares should be voted for or against, or whether you abstain from voting on, the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 5).

If you do not vote your shares for the election of directors, Say on Pay, Omnibus Plan or Manager Plan, your brokerage firm may not vote them for you and your shares will remain unvoted. Therefore, it is important that you vote your shares for all proposals, including Proposals 1, 2, 3 and 4, each of which are viewed as non-routine matters for which brokerage firms may not vote on your behalf without your instructions.

If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board, FOR: (i) the election of all directors in Proposal 1; (ii) the approval of the Say on Pay vote in Proposal 2; (iii) the adoption of the Omnibus Plan as set forth in Proposal 3; (iv) the adoption of the Manager Plan as set forth in Proposal 4 and (v) the ratification of our independent registered public accounting firm in Proposal 5.

Broker Non-Votes. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Generally banks and brokers may vote their customers’ shares on proposals considered “routine” and may not vote their customers’ shares on proposals that are not considered “routine” if the customers have not furnished voting instructions within a specified period of time prior to the Meeting. This means that if you do not directly vote your shares and you do not give your broker or nominee specific instructions on how to vote your shares, then your broker or nominee does not have authority to vote your shares with respect to such matters and your shares will not be voted on such matters. Proposals 1, 2, 3 and 4 described below are not considered “routine” matters. Proposal 5 described below is considered a “routine” matter.

Revocation of Proxies. If you are a holder of record, you may revoke your proxy at any time before it is exercised in any of three ways:

1)	by submitting written notice of revocation to our Secretary;

2)	by submitting another proxy by mail that is later dated and properly signed; or

3)	by voting by virtual ballot at the Meeting.

If your shares are held in street name, you must contact your broker or nominee to revoke and vote your proxy.

Quorum. A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the stockholders at the Meeting are present, in person or by proxy. Broker non-votes and abstentions are counted as present at the Meeting for purposes of determining the existence of a quorum, but because they are neither a vote cast in favor of, nor a vote cast opposing, a proposed action, abstentions and broker non-votes typically will not be counted as a vote cast on any matter, except with respect to matters subject to New York Stock Exchange (“NYSE”) approval standards where abstentions are deemed to be votes cast for NYSE compliance purposes.

Required Vote. The number of votes required for someone to be elected as a director is dependent on whether an election is contested or uncontested. Our bylaws define an election as contested if there are more candidates for election than the number of directors to be elected. The election described in Proposal 1 below is an uncontested election. In order to be elected as a director in an uncontested election as described in Proposal 1 below, each director is elected by a majority of votes cast with respect to such director nominee at a meeting of stockholders duly called and at which a quorum is present. A “majority of votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast with respect to that director’s election. Votes “cast” include votes “for” and votes “against”, but exclude abstentions and broker non-votes with respect to a director’s election. In the case of any contested election, our bylaws provide that directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present.

In order to approve our Say on Pay vote as described in Proposal 2, adopt our Omnibus Plan as described in Proposal 3, adopt our Manager Plan as described in Proposal 4, and ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2021 as described in Proposal 5 below, a majority of the votes cast in person or by proxy at the Meeting is required. For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Proposal 2 is advisory and not binding on the Board or us. Abstentions will have the effect of votes against Proposals 3 and 4. For purposes of the vote on Proposal 5, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Other Business. We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

Costs. We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. Our directors, officers and employees may solicit proxies personally or by letter or telephone, but no director, officer or employee will be specially compensated for soliciting such proxies. We have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of our common stock at our expense.

Householding of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold common stock directly. Requests should be addressed to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, Attention: Shareholder Services Department, or by calling 1-800-937-5449 (+1-718-921-8200 for foreign stockholders). We will promptly furnish a separate copy of the proxy statement upon a written or oral request by a stockholder currently subject to householding.

SECURITY OWNERSHIP

The following table sets forth the number and percentage of shares of common stock owned, as of April 6, 2021, by (a) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our present directors and nominees for director, (c) each of our named executive officers and (d) all of our executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days of April 6, 2021. Shares of common stock issuable pursuant to options, warrants or the conversion of debt securities are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person. All shares are adjusted for our one-for-three reverse stock split of our common shares effective February 16, 2021 (the “Reverse Stock Split”).

	Shares Owned		Percentage
Executive officers and directors(1) (2)
Karen Edwards	—		*
Thomas C. Elliott	46,884	(3)	*
Andrew Fentress	68,752	(4)	*
Mark S. Fogel	6,666		*
William B. Hart	34,624		*
Gary Ickowicz	9,439		*
Steven J. Kessler	25,137		*
Murray S. Levin	10,667		*
P. Sherrill Neff	9,261		*
Dawanna Williams	—		*

Eldron C. Blackwell	5,432		*
David J. Bryant	35,201	(5)	*
Jaclyn A. Jesberger	8,342		*
Robert C. Lieber	31,694		*
Matthew J. Stern	20,006		*
All executive officers and directors as a group (13 persons)(6)	260,405		2.77%

Other owners of more than 5% of outstanding shares
Brigade Capital Management, LP	896,314	(7)	8.71%
Morgan Stanley	621,367	(8)	6.61%
The Vanguard Group	538,399	(9)	5.73%
Oaktree Capital Group Holdings GP, LLC	1,021,097	(10)	9.80%

*	Less than 1%
(1)	The address for all of our executive officers and directors is c/o ACRES Commercial Realty Corp., 865 Merrick Avenue, Suite 200 S, Westbury, New York 11590.
(2)	Includes unvested restricted stock because each person has the right to vote and receive dividends on such shares.
(3)	Includes 124 shares held as Uniform Gifts to Minors Act custodian. Mr. Elliott is not standing for re-election at the Meeting.
(4)	Includes 20,406 shares held by his minor children and 14,333 shares held by his parents.
(5)	Includes 83 shares held in his spouse’s IRA.
(6)	Excludes Messrs. Lieber and Stern, who effective July 31, 2020, resigned from their positions as our Chief Executive Officer and President, respectively.

(7)

This information is based on Form 13G/A filed with the SEC on February 16, 2021 by Brigade Capital Management, LP, Brigade Capital management GP, LLC and Donald E. Morgan, III and represents the common shares they are entitled to receive upon conversion of our 4.50% Convertible Senior Notes Due 2022 (the “Notes”). The holders’ address is 399 Park Avenue, 16th Floor, New York, New York 10022.

(8)

This information is based on Form 13G filed with the SEC on February 11, 2021 by Morgan Stanley and Morgan Stanley Smith Barney LLC. Morgan Stanley’s address is 1585 Broadway, New York, New York 10036.

(9)

This information is based on Form 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, as a parent holding company or control person of certain named funds. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(10)

This information is based on Form 13G/A filed on February 16, 2021. Oaktree Capital Group Holdings GP, LLC, Oaktree Capital Group, LLC, Oaktree Real Estate Debt Holdings, Ltd., Oaktree Real Estate Debt Holdings II, Ltd., Oaktree Capital Management, L.P., Investin Pro RED Holdings, LLC, Oaktree (Lux.) III – Oaktree Global Credit Fund, Oaktree Global Credit Holdings (Delaware), L.P., Oaktree Global Credit Fund GP, L.P., Oaktree Global Credit Fund GP Ltd., Oaktree TSE-16 Real Estate Debt, LLC, Oaktree Fund GP IIA, LLC, Oaktree Fund GP II, L.P., Oaktree Capital II, L.P., Oaktree Structured Credit Income Fund Holdings (Delaware), L.P., Oaktree Structured Credit Income Fund GP, L.P., Oaktree Structured Credit Income Fund GP Ltd., Oaktree GC Super Fund, L.P., Oaktree GC Super Fund GP, L.P., Oaktree Opportunities Fund Xb Holdings (Delaware), L.P., Oaktree Fund GP, LLC, Oaktree Fund GP I, L.P., Oaktree Capital I, L.P., OCM Holdings I, LLC, Oaktree Holdings, LLC, Oaktree Capital Management GP, LLC, Atlas OCM Holdings LLC, Brookfield Asset Management Inc. and Partners Limited are entitled to receive 2,054,907 common shares upon conversion of our Notes, and hold 391,995 warrants to purchase common shares, for a total ownership percentage of 20.66%. However, this table reflects the number of common shares into which they may convert their Notes and warrants based upon our charter prohibition restricting ownership to no more than 9.8% of our shares. The holders’ address is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

The following table sets forth the number and percentage of shares of our 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock owned, as of April 6, 2021, by (a) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding shares of preferred stock, (b) each of our present directors and nominees for director, (c) each of our named executive officers and (d) all of our executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days of April 6, 2021.

Executive officers and directors(1)	Series C Preferred Shares Beneficially Owned	Percentage
Karen Edwards	—	—
Thomas C. Elliott(2)	4,709	*
Andrew Fentress	—	—
Mark S. Fogel	—	—
William B. Hart	—	—
Gary Ickowicz	—	—
Steven J. Kessler	—	—
Murray S. Levin	—	—
P. Sherrill Neff	—	—
Dawanna Williams	—	—

Eldron C. Blackwell	—	—
David J. Bryant	5,200	*
Jaclyn A. Jesberger	—	—
Robert C. Lieber	4,350	*
Matthew J. Stern	3,000	*

All executive officers and directors as a group (13 persons)(3)	9,909	*

*	Less than 1%
(1)	The address for all of our executive officers and directors is c/o ACRES Commercial Realty Corp., 865 Merrick Avenue, Suite 200 S, Westbury, New York 11590.
(2)	Mr. Elliott is not standing for re-election at the Meeting.
(3)	Excludes Messrs. Lieber and Stern, who effective July 31, 2020, resigned from his position as our Chief Executive Officer and President, respectively.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board, upon the recommendation of its Nominating and Governance Committee, has nominated Messrs. Andrew Fentress, Mark S. Fogel, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin and P. Sherrill Neff and Mss. Edwards and Williams to serve as our directors until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The stockholders have the right to annually elect all nine director nominees to our Board. Mr. Thomas C. Elliott is not standing for re-election at the Meeting.

The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. Fentress, Fogel, Hart, Ickowicz, Kessler, Levin and Neff and Mss. Edwards and Williams. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for director as the Nominating and Governance Committee of the Board may recommend in the place of such nominee. The Board recommends that stockholders vote “FOR” all of the nominees.

Information is set forth below regarding the principal occupation of each Board nominee. There are no family relationships among the nominees.

Nominees for Election

Karen Edwards, age 64, was nominated to join the Board by the Nominating and Governance Committee in February 2021. Ms. Edwards has served as a Partner of Boyden Global Executive Search since April 2018. Prior to that, she served as President and Chief Executive Officer of Kosiba Edwards Associates, providing corporate strategic and financial advisory services, from January 2010 to March 2018. From 2002 to 2008, Ms. Edwards worked in wealth management, serving on the advisory board and then as Senior Vice President for Business Development for GenSpring Family Offices (now part of Truist Bank). In 1992, Ms. Edwards co-founded the investment banking group of Friedman, Billings, Ramsey & Co, Inc. to provide corporate finance and M&A advisory to banks, thrifts, specialty finance, fintech companies, and REITs. Ms. Edwards served as a director of Arbor Realty Trust (NYSE: ABR) from 2005 to 2018 where she served on the Nominating & Governance Committee and the Audit Committee. Ms. Edwards serves on the Board of Trustees of the Darden School at the University of Virginia and is a Chartered Financial Analyst.

Ms. Edwards brings to the Board her background in investment banking and financial services as well as experience in financial and strategic consulting to C-suite executives and boards. Additionally, the Board will benefit from Ms. Edwards’ having served as a public company director of a commercial mortgage REIT for 13 years.

Andrew Fentress, age 51, has been our Chairman since July 2020 and is a Managing Partner of ACRES Capital Corp. (“ACRES Capital” and collectively with ACRES Capital, LLC and the Company, “ACRES”) since 2016 and leads ACRES’ capital markets efforts. Mr. Fentress has served as a Managing Director at Napier Park Global Capital in the Special Situations group from January 2014 to September 2016. Mr. Fentress was a founding and Managing Partner of Medley Capital, a private investment firm headquartered in New York from 2006 through March 2014. As a Managing Partner, he shared responsibility for all aspects of the firm’s development to $5 billion of AUM and 60 employees. Mr. Fentress served on the investment committee and oversaw the asset management division of the firm, before selling his interest in 2013. Mr. Fentress began his career with Morgan Stanley & Co., Inc. in 1995 where he was responsible for overseeing the operations of a global trading team in such sectors as technology, telecommunications and media.

Mr. Fentress brings over 25 years of business and financial experience to the Board. The Board will benefit from Mr. Fentress’s extensive experience in finance and investment management as well as his strong financial background. Mr. Fentress’s knowledge in the real estate industry enables him to provide valuable insight into the current state of the commercial real estate markets. Additionally, his business acumen and experience in founding and managing companies enable him to provide the Board with leadership and financial expertise as well as insight to assist with the Company’s growth, operations and development.

Mark S. Fogel, age 52, has been a director and our President and Chief Executive Officer since July 2020. Mr. Fogel co-founded ACRES Capital in 2012 and leads its executive management team as President and Chief Executive Officer. Prior to co-founding ACRES Capital, Mr. Fogel was the head of Origination and Asset Management at UC Funds from February 2010 through December 2011, responsible for loan production, asset management and special servicing for a diverse portfolio of investments. Mr. Fogel served as Senior Vice President of Asset Management at Arbor Realty Trust (NYSE: ABR) from September 2000 through December 2009. Mr. Fogel served in the Real Estate Investment Banking group at Greenwich Group International from June 1997 through September 2000. Prior to the Greenwich Group, Mr. Fogel served in the Asset Management and Development group at Forest City Ratner from January 1996 through June 1997. Mr. Fogel began his real estate career as a Finance and Real Estate Property Manager at General Growth Properties in June 1994.

Mr. Fogel brings to the Board over 25 years of extensive industry experience in commercial real estate finance having served in executive capacities at several prominent commercial real estate finance companies, and oversaw loan production, asset management and special servicing for a diverse portfolio of investments, nationwide. Mr. Fogel’s service as a senior officer for over 6 years at a $3.5 billion publicly traded mortgage REIT, which he helped raise capital and launched a successful specialty finance company during the midst of the financial turbulence of 2008 enable him to provide valuable perspectives on investments and potential financings for investments.

William B. Hart, age 77, has been a director since March 2005. Mr. Hart was Chairman of the Board of Trustees of the National Trust for Historic Preservation from 1999 to 2004. He was also a director of Anthem, Inc. (formerly Wellpoint, Inc.), a publicly-traded (NYSE: ANTM) health insurance company, from 2000 to 2004. Mr. Hart was Director of SIS Bancorp from 1995 to 2000. From 1988 to 1999, Mr. Hart served in various positions with Blue Cross/Blue Shield of New Hampshire, ending as Chairman of its Audit Committee and Chairman of its Board of Directors from 1996 to 1999. He also previously served as President of the Foundation for the National Capital Region, Washington, DC and President of The Dunfey Group, a private investment firm. He also previously served as a director of First NH Banks where he was Chairman of the Audit Committee from 1992 to 1994.

Mr. Hart has extensive experience in finance and investment management, both as an officer and director of banks and insurance companies, as well as an officer of a private investment firm. Mr. Hart also brings significant experience from his prior service as a director of public and private companies.

Gary Ickowicz, age 65, has been a director since February 2007. Mr. Ickowicz has been the Managing Partner of IR Capital LLC, a real estate company that owns and operates real estate assets in the New York Metropolitan area since 2008. He was a Managing Principal of Lazard Freres Real Estate Investors, a manager of funds invested in debt and equity securities of North American real estate assets and enterprises, from 2001 to 2011. He was a director of Lazard Freres’s real estate investment banking unit from 1989 through 2001. Since 2000 he has been a director of Grant Street Settlement, and since 2002 he has been a director of NCC/Neumann, both not-for-profit developers of senior housing. From 2001 to 2011, he was a director of Commonwealth Atlantic Properties, Inc., a privately-held REIT. Mr. Ickowicz previously served as a director of Kimsouth, Inc., a joint venture with Kimco Realty Corporation, a publicly-traded (NYSE: KIM) REIT.

Mr. Ickowicz has broad real estate and real estate finance experience as a principal in the real estate operations of an international investment bank. The Board will also benefit from his prior experience as a director of a REIT and his experience as a director of several real estate ventures.

Steven J. Kessler, age 78, has been a director since November 2009 and served as our Chairman from November 2009 until September 2016. Mr. Kessler is a founding co-managing member of RSR SC LLC since November 2015 as well as a member of RSR Sycamore GP LLC since September 2016, RSR Sycamore GP II, LLC since August 2018, RSR Sycamore GP III, LLC since December 2020 and RSR EB5 Regional Center since December 2020, each of which operates under the EB-5 Immigrant Investor Program which was created by Congress in 1990 to stimulate the U.S. economy through job creation and capital investment by foreign investors. Mr. Kessler served as our Senior Vice President-Finance from September 2005 to November 2009 and, before that, served as our Chief Financial Officer, Chief Accounting Officer and Treasurer from March 2005 to September 2005. Mr. Kessler was Executive Vice President of Resource America, Inc. from 2005 until September 2016 and was Chief Financial Officer from 1997 to December 2009 and Senior Vice President from 1997 to 2005. He was a Trustee of GMH Communities Trust, a then publicly-traded specialty housing REIT, from 2004 to 2008 when it was sold. He previously served as Vice President—Finance and Acquisitions at Kravco Company, a shopping center developer and operator. Prior to that time, he was employed as Chief Financial Officer and Chief Operating Officer by Strouse Greenberg & Co., a regional full service real estate company. Before that, he was a partner at Touche Ross & Co. (now Deloitte & Touche LLP), independent public accountants.

Mr. Kessler has a significant financial and accounting background in real estate as the former Chief Financial Officer of Resource America, Inc. and, previously, as a principal financial officer for major operators of commercial real estate. Mr. Kessler also brings a deep knowledge of the Company resulting from his prior service as Chairman from 2009 to 2016 and as a member of the Investment Committee.

Murray S. Levin, age 78, has been a director since March 2005. Mr. Levin is a senior counsel at Troutman Pepper, a law firm with which he has been associated since 1970. Mr. Levin served as the first American president of the Association Internationale des Jeunes Avocats (Young Lawyers International Association), headquartered in Western Europe. Mr. Levin serves as a board member of several charitable, educational and legal entities. He is a past president of the American Chapter and a member of the board of governors of the Union Internationale des Avocats (International Association of Lawyers), a Paris-based organization that is the world’s oldest international lawyers association.

Mr. Levin has a lengthy and diverse legal background and has practiced complex litigation law for over 40 years. Having served as a corporate director and committee member in various capacities for 16 years, Mr. Levin offers a unique and invaluable perspective into corporate governance matters.

P. Sherrill Neff, age 69, has been a director since March 2005. Mr. Neff is a founding partner of Quaker Partners, a health care venture and growth equity fund manager, with which he has been associated since 2002. From 1994 to 2002, he was President, Chief Operating Officer and Chief Financial Officer, and from 1994 to 2003, a director of Neose Technologies, Inc., a then publicly-traded life sciences company. Mr. Neff previously held positions as a senior executive of U.S. Healthcare, a leading publicly traded healthcare company; as a Managing Director in the Investment Banking Division of Alex. Brown & Sons, Inc.; and as a corporate attorney at Morgan, Lewis & Bockius. From 2017 to 2020, Mr. Neff was a director of KBL Merger Corp. IV, a special purpose acquisition company until its merger with 180 Life Sciences Corp. (NASDAQ: ATNF). Mr. Neff is on the board of directors of one privately held Quaker Partners portfolio company. Mr. Neff was also a director of Cempra, Inc., a then publicly-traded (NASDAQ: CEMP) biopharmaceutical company, from 2011 until its merger into Melinta Therapeutics, Inc., a then-publicly traded (NASDAQ: MLNT) biopharmaceutical company in 2017.

Mr. Neff has significant experience in investments, operations and finance as a principal or officer of a venture fund and various public companies and, prior thereto, as an investment banker. The Board benefits from his investment expertise as well as his valuable financial experience.

Dawanna Williams, age 52, was nominated to join the Board by the Nominating and Governance Committee in February 2021. Ms. Williams is the founder of Dabar Development Partners, a real estate development and investment firm focused on the conversion, renovation and new construction of real estate properties primarily in New York City, and serves as its Managing Principal since September 2003. From August 2010 to December 2013, Ms. Williams served as General Counsel of Victory Education Partners and prior to that, served as a commercial real estate senior associate at Sidley Austin LLP from May 1999 to August 2003, and as an associate at Paul Hastings from July 1996 to March 1999. Ms. Williams serves on the Board of the New York Real Estate Chamber since 2014, is a member of the board of the New York City Trust for Cultural Resources since 2017 and serves on the Board of Directors of the Apollo Theater since 2018, chairing its Real Estate Committee.

Ms. Williams has approximately 20 years of experience in the real estate industry and as a real estate development executive and strategic advisor, she will bring broad leadership experience to the Board. Additionally, Ms. Williams’ extensive experience with, and strong record of success in investing in, real estate-related assets will provide our Board with valuable insights into developments in our industry. The Board will also benefit from her combined business and commercial real estate legal experience.

Non-Director Executive Officers

David J. Bryant, age 63, has been our Senior Vice President, Chief Financial Officer and Treasurer since June 2006, and was our Chief Accounting Officer from 2006 to 2014. From 2005 to 2006 Mr. Bryant served as Senior Vice-President, Real Estate Services, at Pennsylvania Real Estate Investment Trust, a publicly-traded (NYSE: PEI) REIT principally engaged in owning, managing, developing and leasing malls and strip centers in the eastern United States. From 2000 to 2005, Mr. Bryant served as PEI’s Senior Vice President-Finance and Treasurer, and was its principal accounting officer. Prior to that time, Mr. Bryant was Vice President-Finance and Controller at PEI and its predecessor, The Rubin Organization. Mr. Bryant serves as chairman of the board of the Freire charter schools in Philadelphia, Pennsylvania. Mr. Bryant is a non-active certified public accountant.

Jaclyn A. Jesberger, age 43, has been our Chief Legal Officer, Senior Vice President and Secretary since July 2020. Ms. Jesberger has been General Counsel and Chief Compliance Officer at ACRES Capital since June 2015. Ms. Jesberger served as Associate General Counsel at Arbor Commercial Mortgage, LLC, the external manager of Arbor Realty Trust, Inc. (NYSE: ABR), from August 2009 through June 2015. Prior to joining Arbor Commercial Mortgage, LLC, Ms. Jesberger was an Associate and then a Vice President in the Real Estate Finance and Securitization group at Credit Suisse LLC from March 2004 through August 2009. Ms. Jesberger began her career at Cadwalader, Wickersham and Taft LLP, a New York based law firm, in 2001 where she practiced commercial real estate law as an associate.

Eldron C. Blackwell, age 42, has been our Vice President and Chief Accounting Officer since March 2014. Mr. Blackwell was the Assistant Controller for New Penn Financial, LLC, a residential mortgage lender, from March 2013 to March 2014. From September 2001 to March 2013, he was a Senior Manager in the audit practice of the global accounting firm Grant Thornton LLP. Mr. Blackwell serves as board chair for Freire Schools, a charter school located in Philadelphia, Pennsylvania.

Other Significant Employees

The following sets forth certain information regarding other significant employees of ACRES Capital and ACRES Capital, LLC (our “Manager”) who provide services to us:

Michael Pierro, age 49, has been our Senior Vice President since June 2020 and previously served as Vice President from June 2018 to June 2020. Mr. Pierro also serves as Managing Director and Chief Credit Officer of ACRES Capital, LLC since July 2020 and previously served as a Senior Managing Director of C-III Capital Partners LLC (“C-III”) from January 2015 to July 2020, and previously served as Managing Director from April 2011 to January 2015 and Director from March 2010 to April 2011. Prior to joining C-III’s predecessor Centerline in 2008, he worked at Nomura Securities from May 2001 to May 2008 where he was a member of its

Credit Committee and primarily responsible for CDO banking as a director of the CMBS CDO Banking Group from April 2007 to May 2008, and prior to that as a director and Head of Credit and Market Risk Management for Mortgage Finance. Mr. Pierro worked at Prudential Securities Incorporated from August 1998 to May 2001, Landesbank Hessen-Thuringen (Helaba) from June 1997 to August 1998 and Chase Manhattan Bank from June 1994 to June 1997, in the commercial real estate origination, underwriting and corporate risk management areas.

Kyle K. Brengel, age 30, has been our Vice President since July 2020. Mr. Brengel has served as Chief Operating Officer of ACRES Capital, LLC since July 2020 and, before that, served as Managing Director from January 2020 to July 2020, as Director from January 2018 to January 2020 and Vice President from January 2017 to January 2018. Previously, Mr. Brengel was a member of Napier Park Global Capital’s Special Situations team from June 2015 through December 2016, on Ares Management Corporation’s Direct Lending team from October 2013 through June 2015, and on Duff and Phelps Advisory team from July 2012 through October 2013.

Richard A. Persaud, age 34, has been our Vice President – Finance and Operations since September 2020. Mr. Persaud has been Chief Financial Officer of ACRES Capital since June 2020. From August 2008 to June 2020, Mr. Persaud served as a senior manager in the real estate assurance practice of Ernst & Young LLP where he audited financial statements for a diverse group of real estate clients including publicly traded real estate investment trusts, commercial real estate owners/operators, real estate developers, and private equity funds. Mr. Persaud is a Certified Public Accountant and Certified Internal Auditor.

CORPORATE GOVERNANCE

Our Board of Directors and Its Committees

Our common stock is listed on the NYSE under the symbol “ACR,” and we are subject to the NYSE’s listing standards. The Board has determined that each of Messrs. Hart, Ickowicz, Kessler, Levin and Neff and each of Mss. Edwards and Williams satisfies the requirement for independence set out in Section 303A.02 of the rules of the NYSE and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the Board sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his or her immediate family or affiliates and our Company and our affiliates and did not rely on categorical standards other than those contained in the NYSE rules.

The Board held a total of 22 meetings during fiscal year 2020. Each of the directors attended at least 75% of the total number of meetings of the Board and (if applicable) of the committees on which he served during fiscal year 2020.

The Board has four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Governance Committee; and the Investment Committee. All of the members of each committee, other than the Investment Committee, are “independent” directors as that term is defined in the NYSE’s listing standards.

The Board believes that its structure and processes provide each director with an equal stake in the Board’s actions and oversight role and make them equally accountable to stockholders.

Executive Sessions. As set forth in our Corporate Governance Guidelines and in accordance with NYSE listing standards, the non-management directors have the opportunity to meet in executive sessions quarterly without management. The director who presides at these meetings is rotated among the chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee in the following order: Audit Committee chairman; Compensation Committee chairman; and Nominating and Governance Committee chairman. The Board believes that this rotation provides different directors the opportunity to guide the Board’s agenda and facilitates collegiality among board members.

Interested parties wishing to communicate directly with the non-management directors may contact the chairman of the Audit Committee, P. Sherrill Neff, at Quaker BioVentures, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania 19104.

Board Self-Assessment. Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, every year our Nominating and Governance Committee oversees the evaluation process to ensure that the full Board conducts an assessment of its performance and effectiveness and solicits feedback for enhancement and improvement. Directors are provided with a questionnaire that they can complete to evaluate the Board and the committees, specifically focusing on areas of potential improvement. The Nominating and Governance Committee reviews the feedback and then discusses it with the full Board. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

Audit Committee. The Audit Committee reviews the scope and effectiveness of audits by the internal and independent accountants, is responsible for the engagement of independent accountants and reviews the adequacy of our internal financial controls. The Audit Committee is currently comprised of Messrs. Neff (Chairman), Hart and Kessler. The Board has determined that each member of the Audit Committee meets the independence standards for Audit Committee members set forth in the NYSE listing standards and in the Securities Exchange Act of 1934 (the “Exchange Act”) and that Mr. Neff qualifies as an “audit committee financial expert” as that term is defined in the NYSE and Exchange Act rules and regulations. The committee held five meetings during fiscal year 2020. The Audit Committee charter is available on our website at www.acresreit.com, and we will provide a printed copy to any stockholder who requests it.

Compensation Committee. The principal functions of the Compensation Committee are to:

•	review the compensation payable to our directors;

•	review the compensation and fees payable to our Manager under our management agreement; and

•	administer the issuance of any stock or stock options issued to our employees and/or the employees of our Manager or its affiliates who perform services for us.

Under the management agreement with our Manager, our Manager assumes principal responsibility for managing our affairs and providing the personnel that we need to conduct our operations. Our Manager and its affiliates are responsible for paying the compensation of all such personnel and, consequently, such personnel do not receive separate compensation from us. However, we reimburse our Manager for all or a portion of the wages, salary and benefits established and paid by our Manager or an affiliate to our Chief Financial Officer and several accounting, finance, legal, tax and investor relations professionals.

The members of the committee are Messrs. Kessler (Chairman), Levin and Neff. The committee held six meetings during fiscal year 2020. The Compensation Committee Charter is available on our website at www.acresreit.com, and we will provide a printed copy to any stockholder who requests it.

Nominating and Governance Committee. The principal functions of the Nominating and Governance Committee are to:

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assist us in maintaining an effective and knowledgeable Board, including assisting the Board by identifying individuals qualified to become directors and recommend to the Board the director nominees for the next annual meeting of stockholders and the directors to be appointed to the Audit, Compensation and Nominating and Governance Committees; and

•	develop and recommend for the Board’s consideration governance guidelines for us.

The committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a recommended nominee. The committee seeks to ensure that the members of the Board and each committee satisfies all relevant NYSE listing standard requirements, applicable laws and requirements of our governance documents. Director candidates are typically selected based on their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. The committee seeks to achieve a mixture of skills that are related to our business and seeks candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective. The nature of the specific qualifications, qualities or skills that the committee may look for in any particular director nominee is dependent on the qualifications, experience and skills of the rest of the directors at the time of any vacancy on the Board. We value the benefits that diversity can bring and are committed to the promotion of a diverse management team and Board that reflects the diverse nature of our stockholders and our business. We think broadly about diversity and recognize that it can include, but is not limited to, gender, sexual orientation, ethnicity, generation, age, background, education, experiences, abilities, and skills. We are committed to a diverse and inclusive culture which solicits multiple perspectives and is free of bias and discrimination. We believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition.

The Nominating and Governance Committee identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, if the Nominating and Governance Committee or Board decides not to re-nominate a member for re-election or if we decide to expand the Board, then the committee identifies the desired skills and experience of a new nominee consistent with the Nominating and Governance Committee’s criteria for Board service. Current members of the Board and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate potential nominees; however, we may in the future choose to do so.

The members of the Nominating and Governance Committee are Messrs. Levin (Chairman), Ickowicz and Hart. The committee held one meeting during 2020. Our Corporate Governance Guidelines and Nominating and Governance Committee charter are both available on our website at www.acresreit.com, and we will provide a printed copy to any stockholder who so requests it.

Stockholder Recommendations for Director Nominees. The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third-party search firms and other sources. In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity and legal and regulatory requirements) and the mixture of skills and experience of the members of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Governance Committee does not have a formal policy regarding the consideration of diversity in identifying candidates beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their gender, race, religion, creed, sexual orientation or disability. The committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals for the 2022 Annual Meeting.” Recommendations should include the following:

•	such information as may be reasonably necessary to determine whether the director candidate is independent from the stockholder that has recommended the candidate;

•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Board; and

•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NYSE.

The Board may also request such additional information concerning the proposed nominee as may be reasonably required to determine whether each person recommended by a stockholder meets the criteria discussed above and to enable us to make appropriate disclosures to stockholders.

Investment Committee. The Investment Committee reviews and approves loan originations and real estate, preferred equity and other investments that are between $35 million and $50 million. Investments that are being used to refinance debt provided by our Manager or its subsidiaries are reviewed and approved by the independent directors of the Investment Committee. Investments under such the $35 million threshold are approved only by our Manager’s investment committee, and investments over the $50 million threshold are reviewed by the Investment Committee and approved by our full Board. The members of the committee are Messrs. Fogel (Chairman), Ickowicz and Kessler. The committee held two meetings during fiscal year 2020.

Stockholder Ability to Amend Bylaws. In March 2020, our Board approved an amendment and restatement of our bylaws to allow our stockholders to amend the bylaws by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote. Prior to this amendment, as permitted under Maryland law, our stockholders did not have the right to amend our bylaws. The Board’s decision to adopt this change was the result of extensive consideration and took into account many factors, including our commitment to strong corporate governance practices.

Communication with the Board. The Board has established a process for stockholders to send communications to it. Stockholders may communicate with the Board, or any director or committee chairperson, by writing to such parties in care of Jaclyn Jesberger, Secretary, ACRES Commercial Realty Corp., 865 Merrick Avenue, Suite 200 S, Westbury, NY 11590. Communications addressed to the Board generally will be forwarded either to the appropriate committee chairperson, all directors or the individual directors to whom the communication is addressed. Communications may be submitted confidentially and anonymously. Under certain circumstances, we may be required by law to disclose the information or identity of the person submitting the communication. No action was taken by the Board as a result of any communication received during fiscal year 2020 from a stockholder. Some concerns communicated to the Board also may be referred to our internal auditor or our Chief Legal Officer. The Chairman of the Board or the Chairman of the Audit Committee may direct that concerns be presented to the Audit Committee, or to the full Board, or that they otherwise receive special treatment, including retention of external counsel or other advisors.

Attendance at Annual Meetings. We do not have a formal policy regarding Board member attendance at our annual meeting of stockholders. All of our Board members attended last year’s annual meeting of stockholders, and we anticipate that all of them will attend the Meeting.

Director Orientation and Continuing Education. We believe that director orientation and continuing education are important to the Board’s ability to fulfill its responsibilities and enhance the overall effectiveness and performance of the Board. New directors participate in an onboarding process, which includes meetings with senior management, presentations on the Company’s strategic plans, financial statements and key issues, policies and practices. The Company requires directors to participate in continuing education programs on corporate governance, and in 2020 the Company joined the Corporate Board Member Institute (formerly known as the Board Leadership Program), which gives directors access to board education programs, conferences and other resources.

Stockholder Engagement. We make a conscious effort to engage with our stockholders, virtually or in person, by regularly attending investor conferences, commercial real estate conferences and holding one-on-one meetings and calls with stockholders and potential investors to gain a better understanding of the issues that are important to them. These meetings include existing stockholders who own our common or convertible securities as well as prospective investors and research analysts. Our management team discusses investment strategies, competitive positioning of the company and our financial performance and historical financial results. Our continuous dialogue helps ensure that our interests remain well aligned with those of our stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines provide for the separation of the offices of Chairman and Chief Executive Officer. Currently, Andrew Fentress serves as Chairman of the Board and Mark Fogel serves as Chief Executive Officer and President. We believe separating the Chairman of the Board and Chief Executive Officer positions provides the most effective leadership structure. It allows the Board to benefit from having two strong voices bringing separate views and perspectives to meetings and gives us the benefit of the significant expertise that both Messrs. Fentress and Fogel have in finance and real estate.

Risk management, led by our officers and the Board, is a company-wide function that is an integrated effort to identify, assess and manage risks that may affect our ability to execute on our business strategy and fulfill our business objectives. The Board’s role is to oversee this function. The Board continuously reviews our corporate governance structure and evaluates whether any changes are necessary or desirable. As part of this review and in connection with the Annual Meeting, the Board nominated Ms. Karen Edwards and Ms. Dawanna Williams as directors to strengthen board diversity.

The Audit Committee enhances the Board’s oversight of risk management. The Audit Committee’s role is also one of oversight, recognizing that management is responsible for executing our risk management policies. The Audit Committee’s responsibilities include discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also discusses guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also oversees our internal audit function and is responsible for monitoring the integrity, and ensuring the transparency, of our financial reporting processes and systems of internal controls regarding finance, accounting and regulatory compliance. Additionally, the Audit Committee monitors and evaluates potential credit risks with respect to our investments to address changing conditions as well as oversees the internal controls relating to credit risk management and disclosure. The Audit Committee incorporates its risk oversight function into its regular reports to the Board.

The Compensation Committee and the Nominating and Governance Committee assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and risks associated with Board organization, membership and structure, succession planning and corporate governance. The Board reviewed with the Compensation Committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management. Following such review, the Board determined that our compensation policies and practices, pursuant to which we pay no cash compensation to our officers and our Manager’s employees (with the exception of reimbursements for certain officers, which we discuss in the Compensation Discussion and Analysis) because they are compensated by our Manager, do not create risks that are reasonably likely to have a material adverse effect on us.

The Investment Committee exercises the authority of the Board to supervise our Manager’s compliance with the investment guidelines approved by the Board and to approve any proposed investments within the limits set forth in the investment guidelines described above.

Cyber Security. With respect to cybersecurity risk oversight, the Audit Committee receives periodic reports and/or updates from management on the primary cybersecurity risks that we and our Manager face and the measures we are taking to mitigate such risks, including the development and implementation of policies, procedures, standards and technical measures to create an environment that is designed to minimize exposure to cyber threats and recovery from adverse events, if any. Additionally, the Audit Committee receives updates from management regarding changes to our cybersecurity risk profile or certain newly identified risks. The Audit Committee updates the Board on cybersecurity matters. In addition to regularly reviewing and refining our protection strategies, we focus on identification, response, and recovery from a cyberattack. We regularly assess personnel cyber knowledge and conduct cybersecurity training which is an annual requirement for all personnel. We also conduct phishing tests and follow-up education to ensure we are vigilant against this prevalent form of assault against company information.

Business Continuity. We have a business continuity plan to ensure the safety of our personnel, facilities and business functions in the event of a disaster. We have established a corporate culture and company-wide focus on business continuity preparedness. Throughout this process, we reviewed potential disruption scenarios to identify and prioritize the systems and procedures that impact our ability to maintain continuity and have developed the tools and resources to allow us to perform nearly all our corporate functions from remote locations with little to no downtime. We have periodically tested our preparedness by conducting simulated outages to evaluate the quality of our preparation. Our critical assessment and enhancement of these capabilities has positioned us well for continuing to perform during these challenging times.

Corporate Responsibility: Environmental, Social and Governance

We recognize the importance of environmental, social and governance issues and incorporate these considerations into our business practices and decision-making processes. We are a real estate finance company that primarily focuses on originating, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments. As an externally managed company, our day-to-day operations are managed by our Manager and our executive officers under the oversight of our Board. Our executive officers are employees of our Manager. As such, many of the corporate responsibility initiatives undertaken by ACRES are relevant to and impact our business and the business decisions made on our behalf by employees of our Manager.

Through ACRES, we demonstrate our commitment to corporate responsibility and sustainability that is built on a strong foundation of transparency, governance and ethics. We are committed to operating with integrity, contributing to the local communities surrounding our offices, promoting diversity and inclusion and being thoughtful stewards of natural resources. Below are highlights of our corporate responsibility initiatives and those of ACRES that are relevant to us and our business.

Environmental — We are committed to environmental sustainability. As an organization, we believe that we create a relatively small environmental footprint. Nevertheless, we believe in promoting a sustainable environment by using resources as efficiently and responsibly as practicable and we are focused on minimizing the environmental impact of our business where possible.

Sustainability Practices

•	Employing LED lighting throughout the office.

•	Using Energy Star® certified computers, monitors, fixtures, and appliances.

•	Using water coolers.

•	Recycling of electronic equipment, ink cartridges and packaging.

•	Eliminating single-use plastic through recycling initiatives and providing reusable cups, glasses, cutlery, and dishes.

•	Curbing office paper usage by emphasizing electronic communications and record storage to minimize printing volume.

Environmental Responsibility with Commercial Real Estate Lending

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Through our commercial real estate lending business, we evaluate environmental risks associated with our investments. We focus on and evaluate all environmental risks associated with the properties that secure our loans.

•	We utilize Phase I environmental site assessments to identify environmental conditions at the underlying properties that may have a material impact on the property being assessed.

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We assess a property’s sustainability and marketability by reviewing characteristics including, but not limited to, tenant amenities such as bike storage and repair facilities and neighborhood walkability ratings. Additionally, we conduct periodic property site visits of such properties, which include physical inspection of the assets, including environmental considerations.

Social — Our greatest strength and most important asset are the members of the ACRES team, and their overall well-being is paramount. ACRES ensures that its employees have a rewarding, supportive, and healthy working environment in which to thrive, and endeavors to support their success in all things. ACRES provides employees with opportunities for growth and development as well as a wide variety of resources to support their work and personal lives.

Human Capital Management Policies and Practices

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ACRES is committed to providing equal employment opportunities to all employees and applicants for employment without regard to any class or status protected by law. This policy also applies to all terms and conditions of employment.

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ACRES has an anti-harassment policy and administers an annual training program for all employees, which covers diversity, sexual harassment, creating a respectful workplace environment, and the prevention of discrimination and retaliation.

•	ACRES also has an established non-retaliation policy, which is intended to create an environment where employees can act without fear of reprisal or retaliation.

Diversity and Inclusion

•	ACRES has a Diversity, Equity and Inclusion Policy and is committed to fostering, cultivating and preserving a culture of diversity, equity and inclusion.

•	26% of ACRES’ employees are women; 42% of ACRES’ women were promoted within the last 12 months and 31% of ACRES’ women hold a position on ACRES’ senior leadership team.

•	15% of ACRES’ employees are minorities and 15% hold a position on the ACRES’ senior leadership team.

•	In March 2021, our Board nominated two female directors to serve as directors on the Board. If these directors are elected, gender and racial diversity on the Board will be increased.

Employee Engagement, Training and Development

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ACRES values regular feedback of its employees and engages in quarterly performance management reviews and deploys quarterly employee engagement surveys which achieve over a 95% participation rate enabling ACRES with actionable feedback.

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ACRES conducts a performance review program that provides frequent and regular feedback creating a culture of transparency and high-performance that generates opportunities for growth and advancement throughout the year.

•	ACRES runs approximately six training programs annually for its employees, including training in anti-money laundering, cybersecurity and sexual harassment.

Employee Benefits

•	ACRES’ employee benefits are comprehensive and competitive. In addition to robust health and retirement offerings, ACRES provides its employees with a wide variety of quality of life benefits,

including life insurance for employees and their families, flexible spending account and dependent care account policies, a commuter subsidy program, an educational assistance program and reimbursement of costs for pursuing and maintaining job-related professional licenses, and membership in career-related professional organizations and associations.

Community

•	ACRES is in the process of creating a mentorship program with Mentor NY, a non-profit organization whose purpose is to create quality mentorship relationships for young people and professionals.

Governance — We are committed to strong alignment with our stakeholders in governance, ethics, and compliance. We operate under a code of business conduct and ethics, and all ACRES employees are required to undertake compliance training annually.

Board Composition and Effectiveness

•	We seek to ensure that our Board is composed of members whose experience, qualifications, attributes and skills, allow the Board to execute its oversight responsibilities.

•	Our Board is comprised of majority of independent Board members and each of its committees, with the exception of the Investment Committee, is comprised solely of independent directors.

•	The Board conducts regular meetings of independent directors without management and with independent auditors.

Governance Policies

•	We have a policy prohibiting speculative trading in our securities with a prohibition on pledging and hedging.

•	We have written Board and Committee Charters with annual self-assessments and reviews of the charters.

•	We hold an annual election of directors.

•	Our bylaws may be amended by either shareholders or the Board.

•	We annually submit “say on pay” advisory votes to shareholders for their consideration and vote.

•	Our Corporate Governance Guidelines limits director membership on other public companies to prevent over-boarding.

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Our Bylaws include a majority voting standard for the election of directors in uncontested elections. Under our Corporate Governance Guidelines, any director who fails to receive the required vote in the uncontested election, shall submit an offer of resignation for consideration by the Nominating Committee.

Independent Auditor

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Grant Thornton LLP has served as our independent auditor since 2005 and we have received an unqualified opinion each year. In compliance with auditing standards set forth by the Public Company Accounting Oversight Board in the U.S., Grant Thornton LLP has rotated the audit partner responsible for signing our financial statements at least every five years. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor and is also involved in selecting the lead audit partner.

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For information regarding the fees we paid to Grant Thornton LLP in 2020 and 2019 and our approval procedures relating to Grant Thornton LLP’s fees, see “Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Financial Disclosures

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We maintain “disclosure controls and procedures,” as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all directors, officers and employees. We will provide to any person without charge, upon request, a copy of our code of business conduct and ethics. Any such request should be directed to us as follows: ACRES Commercial Realty Corp., 865 Merrick Avenue, Suite 200 S, Westbury, NY 11590, Attention: Secretary. Our code of business conduct and ethics is also available on our website at www.acresreit.com.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Kessler, Levin and Neff and our former director, Walter Beach, until his resignation from the Board in March 2020. None of them was an officer or employee of ours or any of our subsidiaries or affiliated companies during fiscal year 2020 or was formerly an officer or employee of ours, with the exception of Mr. Kessler who served as an officer until 2009. None of our executive officers was a director or executive officer of any entity of which any member of the Compensation Committee was a director or executive officer during fiscal year 2020.

Report of the Audit Committee

The Audit Committee has approved the following report.

In connection with its function of overseeing and monitoring the Company’s financial reporting process, and the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”), the Audit Committee has:

•	reviewed and discussed the Company’s consolidated financial statements to be included in the 2020 Annual Report with the Company’s management;

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discussed with the Company’s independent registered public accounting firm, Grant Thornton, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;

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received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the audit committee concerning independence, and has discussed with Grant Thornton the independence of Grant Thornton; and

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based on the review and discussions referred to above, recommended to the Board of Directors that the consolidated audited financial statements be included in the 2020 Annual Report for filing with the SEC.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:

P. Sherrill Neff, Chairman

William B. Hart

Steven J. Kessler

2020 DIRECTOR COMPENSATION

In this section we describe, or reference, our compensatory arrangements with all persons who served as directors on our Board in 2020. These arrangements include (a) our arrangements with our directors who are also named executive officers, or NEOs (defined below), (b) our compensation packages for our directors who are independent and are compensated for their services as a director, and (c) our arrangements with directors who are affiliated with our Prior Manager (defined below) or our Manager. Our arrangements with our two directors who are also NEOs, Messrs. Fogel and Elliott, are further described below under “Executive Compensation.” Our arrangements with our non-employee directors are described in this section. As described below in “Certain Relationships and Related Party Transactions,” we are an externally managed REIT and, on July 31, 2020, our management contract was acquired from the Prior Manager by the Manager (the “ACRES Transaction”). In connection with the ACRES Transaction, two directors affiliated with the Prior Manager, Messrs. Cohen and Farkas, resigned from the Board and two directors affiliated with the Manager, Messrs. Fentress and Fogel, were appointed to the Board. The arrangements with these directors are described in this section in the footnotes to the table below.

Our 2020 compensation package for non-employee directors was comprised of cash (annual retainer) and restricted stock awards. The annual pay package is designed to attract and retain highly-qualified, independent directors to represent our stockholders. Our compensation package was also designed to create alignment between our directors and our stockholders through the use of equity-based grants. In 2020, each independent director was entitled to compensation consisting of an annual cash retainer of $65,000 and an annual restricted stock award valued at approximately $35,000 on the date of grant, which is the anniversary of the date on which each independent director became a director. In addition, the members of the Investment Committee (Messrs. Beach (prorated for his service), Ickowicz, Kessler and Silverman (prorated for his service)) each received an additional $20,000 in cash, the members of the Audit Committee (Messrs. Neff, Beach (prorated for his service), Hart and Kessler) each received an additional $10,000 in cash and the members of the Compensation Committee (Messrs. Kessler (prorated for his service), Beach (prorated for his service), Levin and Neff) each received an additional $5,000 in cash. In addition, the chairmen of the Audit Committee and the Compensation Committee (Messrs. Neff and Kessler, respectively) each received an additional restricted stock award valued at approximately $5,000.

While non-employee directors received restricted stock awards as part of their compensation in 2020, beginning in 2021, they will instead receive an annual $100,000 cash retainer for their compensation paid quarterly plus the cash compensation they receive for serving on various committees discussed above. The previously awarded restricted stock compensation valued at $5,000 in cash granted to the chairmen of the Audit Committee and the Compensation Committee will be $5,000 in cash beginning in 2021. Directors will also eligible for restricted stock grants that are now tied to our achievement of performance parameters using our book value as a benchmark. See “Compensation Discussion and Analysis” below.

The following table sets forth director compensation for each of our directors who served at any time during 2020:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Walter T. Beach(2)	$18,579	—	$18,579
Thomas C. Elliott(3)	$27,261	$35,000	$62,261
William B. Hart	$75,000	$34,993	$109,993
Gary Ickowicz	$85,000	$34,997	$119,997
Steven J. Kessler(4)	$99,030	$39,998	$139,028
Murray S. Levin	$70,000	$34,993	$104,993
P. Sherrill Neff	$80,000	$39,992	$119,992
Henry R. Silverman(5)	$49,699	$34,998	$84,697
Andrew Fentress(6)	—	—	—
Mark S. Fogel(6)	—	—	—
Andrew L. Farkas(5)	—	—	—
Jeffrey P. Cohen(5)	—	—	—

(1)

This column reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, based on the closing price of the Company’s common stock on the grant date. On February 3, 2020, Mr. Ickowicz was granted 947 restricted shares valued at $36.93 per share, the closing price on that day. On March 9, 2020, Mr. Neff was granted 1,314 restricted shares and Messrs. Hart and Levin were each granted 1,150 restricted shares valued at $30.42 per share, the closing price on that day. On June 1, 2020, Mr. Silverman was granted 5,477 restricted shares valued at $6.39 per share, the closing price on that day. On July 31, 2020, Mr. Elliott was granted 5,231 restricted shares valued at $6.69 per share, the closing price on that day. On September 30, 2020, Mr. Kessler was granted 6,379 restricted shares valued at $6.27 per share, the closing price on that day. The shares granted to Messrs. Elliott and Kessler represent all of the unvested restricted stock held by our Board at December 31, 2020 as the rest of the shares granted to the Board vested on July 31, 2020 in connection with the change of control of our Manager. All share amounts and common stock prices have been retroactively adjusted to reflect the Reverse Stock Split.

(2)	Effective March 9, 2020, Mr. Beach resigned from the Board.
(3)	Mr. Elliott joined the Board in June 2020. Mr. Elliott is not standing for re-election at the Meeting. Does not include compensation paid to Mr. Elliott in 2020 as an executive officer.
(4)	Mr. Kessler joined the Compensation Committee as chair in March 2020.
(5)	Effective July 31, 2020, Messrs. Farkas, Cohen and Silverman resigned from the Board. Messrs. Farkas and Cohen did not receive compensation for their service as directors.
(6)

Messrs. Fentress and Fogel do not receive compensation for their service as directors. In connection with the ACRES Transaction, Messrs. Fentress and Fogel were appointed as directors. Messrs. Fentress and Fogel are compensated by our Manager, which receives management fees and reimbursement of certain expenses from us pursuant to the Management Agreement. See “Certain Relationships and Related Party Transactions.” Messrs. Fentress and Fogel will receive no other compensation for their services other than incentive awards which may be granted in the future.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for 2020. We use our executive compensation program to attract, motivate and retain our named executive officers (“NEOs”) and other executives. In particular, we will explain how the Compensation Committee of the Board made 2020 compensation decisions for our 2020 NEOs:

•	Mark S. Fogel, our Chief Executive Officer and President;

•	Robert C. Lieber, our former Chief Executive Officer;

•	David J. Bryant, our Senior Vice President, Chief Financial Officer and Treasurer;

•	Jaclyn A. Jesberger, our Chief Legal Officer, Senior Vice President and Secretary;

•	Eldron C. Blackwell, our Vice President and Chief Accounting Officer;

•	Thomas C. Elliott, our former Executive Vice President - Finance and Operations; and

•	Matthew J. Stern, our former President.

Objectives of Our Compensation Program

As described below in “Certain Relationships and Related Party Transactions,” we are an externally managed REIT and, on July 31, 2020, we completed the ACRES Transaction whereby our management contract (the “Management Agreement”) was acquired from the Prior Manager. Under our Management Agreement as in effect with the Prior Manager and the Manager during 2020, the manager is required to provide us with a management team, including a Chief Executive Officer and President, along with appropriate support personnel, to provide the management services to be provided by the manager to us. The Management Agreement also provides that the members of that team will devote such of their time to our management as may be reasonably necessary and appropriate, commensurate with our level of activity from time to time. However, the Management Agreement requires that the Manager provide us with a Chief Financial Officer who shall be fully dedicated to us and a sufficient amount of services of additional accounting, finance and investor relations professionals. The Management Agreement provides that, without regard to the amount of compensation received under the Management Agreement by the Manager, the Manager bears the expense of the wages, salaries and benefits of the Manager’s officers and employees, with the exception that we bear the expense of the Chief Financial Officer and the professionals and employees of any defined ancillary operating subsidiaries we may establish, in proportion to their percentage of time dedicated to our operations.

As a result of these arrangements under the Management Agreement, we do not have any employees except for four employees acquired in connection with a real estate owned (“REO”) property in the Northeast region that was delivered as collateral in a deed in lieu of foreclosure transaction in November 2020. All of our NEOs are employees of our Manager provided to be part of our management team. We have not paid, and do not intend to pay, any cash compensation to our NEOs. Pursuant to these arrangements, we reimburse our Manager for the wages, salary and benefits paid to certain of our NEOs in proportion to their time allocated to our business as described below under “Setting Executive Compensation – Manager and Company Roles.”

We have made equity incentive awards to our NEOs from time to time. Our philosophy and process to making these awards are described below under “Setting Executive Compensation – Company Equity Incentives.”

Setting Executive Compensation

Manager and Company Roles. Our NEOs are employees of our Manager. The base salaries and cash incentive compensation paid to our Chief Financial Officer and Chief Accounting Officer are recommended by our Chief Executive Officer to the Compensation Committee for approval. For 2020, the base salaries and cash incentive compensation for our Chief Financial Officer and Chief Accounting Officer were determined by the Prior Manager prior to the ACRES Transaction and then recommended by our Chief Executive Officer to the Compensation Committee subsequent to the ACRES Transaction. The Compensation Committee also approved the allocated portion of our Chief Legal Officer’s base salary that was allocated to us for 2020. The Compensation Committee also reviewed market comparables when discussing and approving the compensation of our Chief Financial Officer and Chief Legal Officer. The determination of the base salary and cash incentive compensation paid to our other NEOs is made solely by our Manager and was made by Resource America, Inc. (“Resource America”) and/or C-III, as applicable, prior to the ACRES Transaction. The analyses and determinations for our NEOs’ compensation are not based upon any particular compensation matrix or formula, but are instead based upon qualitative evaluations of their contributions to the Company.

Pursuant to the Management Agreement, we reimburse our Manager for the wages, salary and benefits paid to our Chief Financial Officer and Chief Accounting Officer. Prior to the ACRES Transaction, Resource America determined the base salary and bonus for Mr. Elliott and had allocated a portion of his wages, salary and benefits to us for reimbursement to Resource America beginning on July 1, 2017 until July 31, 2020. After the ACRES Transaction, our Manager has allocated a portion of our Chief Legal Officer’s salary to us for reimbursement and we also reimburse our Manager for the wages, salaries and benefits of certain of its employees who provide services to us. Subject to the exceptions noted above, our Manager bears the expense of the wages, salaries and benefits of the Manager’s officers and employees providing service to us.

We pay fees to our Manager pursuant to the Management Agreement, and although we do not control how such fees are allocated by ACRES Capital or our Manager, we believe that an unspecified portion of the base salary and cash incentive compensation paid to our NEOs is derived from fees paid by us. As discussed above, the Management Agreement does not require our NEOs to dedicate a specific amount of time to fulfilling the Manager’s obligations to us under the Management Agreement and does not require a specific amount or percentage of fees paid to the Manager to be allocated to the NEOs. Our Manager does not compensate its employees specifically for such services because these individuals also provide management and other services to other entities that are sponsored, managed or advised by affiliates of the Manager. As a result, the Manager is unable to segregate and identify the portion of the compensation paid or awarded to the NEOs by the Manager that relates solely to their services to us. Accordingly, we disclose the cash amounts paid by ACRES and Resource America to our NEOs for which we reimburse our Manager and previously reimbursed Resource America prior to the ACRES Transaction, in the Summary Compensation Table below. However, based upon discussions with our Manager, we estimate that the aggregate cash compensation paid to our NEOs that may reasonably be associated with their management of our company totaled approximately $0.8 million since the ACRES Transaction effective on July 31, 2020 through December 31, 2020. This aggregate amount represents approximately 17% of the $4.4 million in total base management fees and expense reimbursements paid or accrued by us to our Manager in fiscal year 2020 subsequent to the ACRES Transaction. Of this $4.4 million, we estimate that approximately 13% represented fixed compensation (e.g., salaries) and 4% represented variable compensation (e.g., performance-based bonuses). Our Manager did not use a specific formula to calculate the variable pay portion of our NEOs’ compensation. Generally, our Manager takes into account a number of factors such as the individual’s position, his or her contributions to the business, the performance of the company and market practices, and applies its discretion in considering and weighing such factors.

This aggregate compensation amount excludes compensation disclosed in the Summary Compensation Table paid by Resource America and reimbursed by us, to our NEOs as well as equity grants of our restricted stock.

Company Equity Incentives. Prior to the ACRES Transaction, our Compensation Committee, from time to time, granted equity awards in the form of restricted stock to NEOs pursuant to our Second Amended and Restated Omnibus Equity Compensation Plan. These awards were designed to align the interests of our NEOs with those of our stockholders, by correlating their compensation to the performance of our stock and by allowing them to share in the creation of value for our stockholders through stock price appreciation and dividends. Our former Chief Executive Officer’s incentive stock compensation was determined by the Compensation Committee. All other grants of our incentive stock compensation were recommended by our Chief Executive Officer for approval by our Compensation Committee. Our Chief Executive Officer provided the Compensation Committee with key elements of our NEOs’ performance during the year and their contribution to the Company to assist the committee in its determinations and approvals. Our Chief Executive Officer, at the Compensation Committee’s request, historically attended committee meetings to provide insight into our NEOs’ performance. These equity awards were subject to time-based vesting requirements designed to promote the retention of management, incentivize long term objectives and achieve strong performance for us.

Subsequent to the ACRES Transaction, the Compensation Committee and the Board determined that issuances of equity would be tied to our achievement of performance parameters using our book value as the appropriate benchmark. We believe that the performance parameters will create alignment of interest between our stockholders and the individuals responsible for our assets including members of the Manager and the independent directors and will also serve to create more transparency for all stockholders. The Compensation Committee will grant up to 333,333 restricted shares under the equity compensation plans when each of the following book value targets are met: $21.00, $24.00, $27.00, $30.00, $33.00 and $36.00. The Compensation Committee plans to issue 10% of the share grants to our independent directors. The performance parameters apply to all grants under the equity compensation plans and such grants will be subject to a four-year vesting period.

Our Compensation Committee operates under a written charter adopted by our Board, a copy of which is available on our website at www.acresreit.com. Our Compensation Committee determines compensation amounts after the end of our fiscal year and makes equity awards shortly thereafter. Our Compensation Committee has the discretion to issue equity awards at other times during our fiscal year.

Elements of Our Compensation Program

As described above, our NEOs do not receive cash compensation from us, however, pursuant to the Management Agreement, we have agreed to reimburse our Manager for certain costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us. Prior to the ACRES Transaction, we reimbursed Resource America for the wages, salary and benefits of our Chief Financial Officer and Chief Accounting Officer and a portion of the wages, salary and benefits of Mr. Elliott. Beginning in August 2020, we reimburse ACRES for the wages, salary and benefits of our Chief Financial Officer and Chief Accounting Officer and a portion of the wages, salary and benefits of Ms. Jesberger as well as certain of Manager’s employees who provide services to us. Our Compensation Committee has, from time to time, granted equity awards in the form of restricted stock to our NEOs pursuant to our Second Amended and Restated Omnibus Equity Compensation Plan.

Historically, we have made grants of restricted stock to such NEOs, and the restricted stock grants would vest 33.33% per year over three years and have full voting and dividend rights. As discussed above, subsequent to the ACRES Transaction, the Compensation Committee and the Board determined that issuances of equity awards would be tied to our achievement of performance parameters using our book value as the appropriate benchmark. Such restricted stock will be subject to a four-year vesting period. Therefore, unlike prior years, our NEOs did not receive grants of restricted stock in 2021 for 2020 compensation.

Compensation and Risks

We believe that the risks material to our business are those that derive from broad-based economic trends and specific trends relating to particular loans, assets securing such loans and properties we hold. We do not believe that these risks are materially affected by, or materially arise from our compensation policies, as our compensation is in the form of equity grants that typically vest over time. We believe this encourages our executives to focus on sustained share price appreciation, rather than short-term results.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated by reference into our 2020 Annual Report.

The Compensation Committee of the Board of Directors:

Steven J. Kessler, Chairman

Murray S. Levin

P. Sherrill Neff

EXECUTIVE COMPENSATION

Executive Compensation Summary

The following table sets forth certain information concerning the compensation earned for the fiscal years ended December 31, 2020, 2019 and 2018 for our NEOs:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)		All Other Compensation		Total
Mark S. Fogel	2020	—		—		—		—	(2)	—
Chief Executive Officer,
President and Director

Robert C. Lieber	2020	—		—		$124,995		$—		$124,995
Former Chief Executive Officer	2019	—		—		$124,990		$25,620		$150,610
	2018	—		—		$124,992		$11,894		$136,886

David J. Bryant	2020	$301,305	(3)	$325,000	(3)	$99,989		$29,814	(4)	$756,108
Senior Vice President	2019	$302,237	(3)	$325,000	(3)	$99,998		$33,615		$760,850
Chief Financial Officer and	2018	$302,237	(3)	$325,000	(3)	$99,994		$24,124		$751,355
Treasurer

Jaclyn A. Jesberger	2020	$156,250	(5)	—		$—		$2,513		$158,763
Senior Vice President, Chief
Legal Officer and Secretary

Eldron C. Blackwell	2020	$200,392	(6)	$85,000	(6)	$35,000		$20,999	(7)	$341,391
Vice President and	2019	$200,995	(6)	$85,000	(6)	$29,990		$11,927		$327,912
Chief Accounting Officer	2018	$200,189	(6)	$85,000	(6)	$30,000		$8,965		$324,154

Matthew J. Stern	2020	—		—		$149,989		$—		$149,989
Former President	2019	—		—		$124,990		$23,717		$148,707
	2018	—		—		$124,992		$9,991		$134,983

Thomas C. Elliott	2020	$72,917	(8)	$109,375	(8)	$134,989	(9)	$30,111	(10)	$347,342
Former Executive Vice President -	2019	$125,000	(8)	$187,500	(8)	$99,998		$36,927		$449,425
Finance and Operations	2018	$130,590	(8)	$260,000	(8)	$99,994		$20,733		$511,317

(1)	Grant date fair value, valued in accordance with FASB Accounting Standards Codification Topic 718 as the closing price of our common stock on the grant date.
(2)

In connection with the ACRES Transaction, effective July 31, 2020, Mr. Fogel was appointed as a director of the Company. Additionally, Mr. Fogel was appointed President and Chief Executive Officer of the Company. As described in his biography above, Mr. Fogel is affiliated with the Manager. Mr. Fogel is compensated by the Manager, which receives management fees and reimbursement of certain expenses from us pursuant to the Management Agreement. Mr. Fogel will receive no other compensation for his services to the Company other than incentive awards which may be granted in the future.

(3)

Commencing on August 1, 2020, Mr. Bryant’s salary, bonus and benefits were paid by ACRES and we have reimbursed ACRES since that time. Prior to the ACRES Transaction, Mr. Bryant’s salary, bonus and benefits were paid by Resource America and we reimbursed Resource America for these costs from October 2009 to July 31, 2020. Amounts represent salary and bonus earned for the years indicated, but may not have been paid in full in the respective years.

(4)	Includes an $11,400 matching contribution under Resource America’s 401(k) plan, a $15,000 transaction bonus paid by C-III in connection with the ACRES Transaction, as well as payment for parking.
(5)	Reflects the pro rata portion of Ms. Jesberger’s salary that we reimbursed to our Manager.
(6)

Commencing on August 1, 2020, Mr. Blackwell’s salary, bonus and benefits were paid by ACRES and we have reimbursed ACRES since that time. Prior to the ACRES transaction, Mr. Blackwell’s salary, bonus and benefits were paid by Resource America and we reimbursed Resource America for these costs from March 2014 to July 31, 2020. Amounts represent salary and bonus earned for the years indicated, but may not have been paid in full in the respective years.

(7)	Includes a $10,999 matching contribution under Resource America’s 401(k) plan and a $10,000 transaction bonus paid by C-III in connection with the ACRES Transaction.
(8)

Mr. Elliott served as our Executive Vice President-Finance and Operations during the period reflected in this table until he resigned on July 31, 2020. On June 10, 2020, the Board appointed Mr. Elliott as a director. Mr. Elliott’s salary, bonus and benefits for his service as an officer were paid by Resource America until his resignation as an officer on July 31, 2020. We reimbursed Resource America for a portion of Mr. Elliott’s salary, bonus and benefits from July 2017 until July 31, 2020. Amounts represent salary and bonus earned for the years indicated, but may not have been paid in full in the respective years.

(9)

Comprised of (a) 2,815 shares of restricted stock granted on January 21, 2020 valued at $35.52 per share, the closing price on that date, with an aggregate grant date fair value of $99,989 and (b) 5,231 restricted shares granted on July 31, 2020 valued at $6.69 per share, the closing price on that date, with an aggregate grant date fair value of $35,000 for his service as a director (see Director Compensation Table for additional detail). All share amounts and common stock prices have been retroactively adjusted to reflect the Reverse Stock Split.

(10)	Includes a matching contribution under Resource America’s 401(k) plan and $27,261 in fees for his service as a director in 2020 (see Director Compensation Table for additional detail).

CEO PAY RATIO

As discussed in our 2020 Annual Report, as an externally managed company, we do not have any direct employees other than four employees acquired in connection with a REO property in the Northeast region that was delivered as collateral in a deed in lieu of foreclosure transaction in November 2020. Also, as discussed in our 2020 Annual Report, Mr. Fogel, our CEO, and Mr. Lieber, our former CEO, do not receive any direct compensation from us for their services and we do not reimburse any affiliate for compensation paid to Messrs. Fogel and Lieber. Accordingly, the CEO to median employee pay ratio is not applicable.

GRANTS OF PLAN-BASED AWARDS TABLE

During 2020, we made restricted stock awards to our NEOs. There were no stock options granted during 2020. The following table sets forth information with respect to each of those awards on a grant-by-grant basis. With the exception of the grant to Mr. Elliott in July 2020 for his service as a director, all of the grants were accelerated and vested on July 31, 2020 in connection with the ACRES Transaction.

Name	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock(2)	Grant Date Fair Value of Stock Awards(3)
Mark S. Fogel	—	—	—
Robert C. Lieber	1/21/2020	3,519	$124,995
David J. Bryant	1/21/2020	2,815	$99,989
Jaclyn A. Jesberger	—	—	—
Eldron C. Blackwell	1/21/2020	985	$34,999
Matthew J. Stern	1/21/2020	4,222	$149,989
Thomas C. Elliott(4)	1/21/2020	2,815	$99,989
	7/31/2020	5,231	$35,000

(1)

These restricted stock awards were granted in 2020 but relate to fiscal year 2019 compensation with the exception of Mr. Elliott’s July 2020 grant which was in connection with his service as a director.

(2)	All share amounts were retroactively adjusted to reflect the Reverse Stock Split.
(3)	Based on the closing price of our stock on the grant date that was retroactively adjusted for the Reverse Stock Split.
(4)	Mr. Elliott’s January 2020 grant was in connection with his service as an officer while his July 2020 grant was in connection with his service as a director after his resignation as an officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information with respect to the restricted stock awards granted to our NEOs that were outstanding as of the end of fiscal year 2020:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(3)
Mark S. Fogel	—		$—
Robert C. Lieber	—	(1)	—
David J. Bryant	—	(1)	$—
Jaclyn A. Jesberger	—		$—
Eldron C. Blackwell	—	(1)	—
Matthew J. Stern	—	(1)	—
Thomas C. Elliott	—	(1)	$—
	5,231	(2)	$62,615

(1)

The restricted shares granted on January 21, 2020 to Mr. Lieber (3,519 shares), Mr. Bryant (2,815 shares), Mr. Blackwell (985 shares), Mr. Stern (4,222 shares) and Mr. Elliot (2,815 shares) were accelerated and vested on July 31, 2020 in connection with the change of control of the Manager. These share amounts were retroactively adjusted to reflect the Reverse Stock Split.

(2)

This restricted stock award was granted on July 31, 2020 in connection with his appointment as a director, and the award provided for vesting on the one-year anniversary of the grant date. The share amount was retroactively adjusted to reflect the Reverse Stock Split.

(3)	Based on the closing price of our common stock on December 31, 2020 of $11.97 that was adjusted to reflect the Reverse Stock Split.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding option awards exercised and restricted stock awards that vested during 2020 for our NEOs:

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Mark S. Fogel	—	—
Robert C. Lieber	12,508	$224,303
David J. Bryant	9,740	$169,746
Jaclyn A. Jesberger	—	—
Eldron C. Blackwell	3,063	$51,879
Matthew J. Stern	12,544	$204,754
Thomas C. Elliott	10,407	$194,003

(1)	These share amounts reflect the amounts on the date of grant and were retroactively adjusted for the Reverse Stock Split.
(2)	Represents the per share market value of our common stock on the vesting dates multiplied by the number of shares vesting, each adjusted for the Reverse Stock Split.

Potential Post-Employment Payments

We do not have employment or severance agreements with any of our NEOs and, except as set forth below, are not obligated to make any payments to our NEOs upon termination of employment. Pursuant to our stock award agreements, in the event that any NEO’s service is terminated (except in the case of death or disability), all unvested stock awards will immediately be forfeited by the NEO unless otherwise approved by the Compensation Committee at the time of termination. Additionally, if any NEO commits any act of malfeasance or wrongdoing affecting us or our affiliates, breaches any covenant not to compete or an employment contract with us or an affiliate or engages in conduct that would warrant its discharge for cause, all unvested stock awards will immediately be forfeited.

In connection with the ACRES Transaction, the Company agreed to pay our Chief Financial Officer and Chief Accounting Officer, $150,000 and $50,000, respectively, so long as they are not terminated for cause by our Manager prior to the first anniversary of the ACRES Transaction (to occur on July 31, 2021). If our Chief Financial Officer is terminated without cause before the first anniversary date, his $150,000 retention bonus will be paid at the time of termination.

Anti-Hedging and Pledging Policies

We have a policy prohibiting directors, officers and employees from speculative trading in our securities, including hedging transactions, short selling, trading in put options, call options or other derivative securities or holding our securities in margin accounts. Our policy also prohibits directors, officers and employees from pledging our securities as collateral for a loan, except in certain limited circumstances and subject to prior approval by our Chief Legal Officer. To our knowledge, all such individuals are in compliance with these policies.

Say on Pay Vote

At our 2020 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. Approximately 51% of the votes cast at our 2020 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2020 annual meeting of stockholders. We believe the low vote was due to insufficient detail concerning our pay practices. Although we are externally managed, the Compensation Committee reviewed the results of this advisory vote and considered it when increasing our disclosure to include the portion of the management fee that was allocated to aggregate NEO compensation as well as the proportion of fixed versus variable pay. The Compensation Committee believes the additional disclosure will enable stockholders to make an informed vote on our Say on Pay proposal and addresses what we believe was the reason we did not achieve a higher approval on last year’s say on pay support proposal.

Equity Compensation Plan Information

The following table summarizes certain information about our 2005 Stock Incentive Plan and Second Amended and Restated Omnibus Equity Compensation Plan, our only compensation plans under which our equity securities are authorized for issuance, as of December 31, 2020.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders:
Options	3,333	$76.80
Restricted stock(1)	11,610	N/A
Equity compensation plans not approved by security holders	N/A	N/A
Total	14,943		600,817

(1)	All restricted stock awards consist of unvested shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships and Related Party Transactions

Relationship with ACRES. Our Manager is a subsidiary of ACRES Capital Corp., a private commercial real estate lender exclusively dedicated to nationwide middle market CRE lending with a focus on multifamily, student housing, hospitality, industrial and office property in top US markets. Andrew Fentress, our Chairman, serves as Managing Partner, and is a shareholder and board member of ACRES Capital Corp. and Mark Fogel, our President, Chief Executive Officer and Director, serves as its Chief Executive Officer and President and is also a shareholder and board member.

Management Agreement

We have a Management Agreement with our Manager pursuant to which our Manager provides the day-to-day management of our operations. The agreement was amended and restated on July 31, 2020 in connection with the ACRES Transaction and further amended on February 16, 2021. The Management Agreement requires our Manager to manage our business affairs in conformity with the policies and investment guidelines established by our Board. Our Manager provides its services under the supervision and direction of our Board. Our Manager is primarily responsible for the selection, purchase and sale of our portfolio investments, our financing activities and providing us with investment advisory services. Our Manager and its affiliates also provide us with a Chief Financial Officer and a sufficient number of additional accounting, finance, tax and investor relations professionals. Our Manager receives fees and is reimbursed for its expenses as follows:

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A monthly base management fee equal to 1/12th of the amount of our equity multiplied by 1.50%; provided, however, that for each calendar month through July 31, 2022, such fee is equal to a minimum of $442,000. Under the Management Agreement, “equity” is equal to the net proceeds from issuances of shares of capital stock (or the value of common shares upon the conversion of convertible securities), after deducting any underwriting discounts and commissions and other expenses and costs relating to such issuance, plus or minus our retained earnings (excluding non-cash equity compensation incurred in current or prior periods) less all amounts we have paid for common stock and preferred stock repurchases. The calculation is adjusted for one-time events due to changes in GAAP, as well as other non-cash charges, upon approval of our independent directors.

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Incentive compensation, calculated quarterly through the quarter ended September 30, 2022 as follows: (A) 20% of the amount by which our core earnings (as defined in the Management Agreement) for a quarter exceeds the product of (i) the weighted average of (x) the book value divided by 10,293,783 and (y) the per share price (including the conversion price, if applicable) paid for our common shares in each offering (or issuance, upon the conversion of convertible securities) by us subsequent to September 30, 2017, multiplied by (ii) the greater of (x) 1.75% and (y) 0.4375% plus one-fourth of the Ten Year Treasury Rate for such quarter; multiplied by (B) the weighted average number of common shares outstanding during such quarter; subject to adjustment (a) to exclude events pursuant to changes in GAAP or the application of GAAP as well as non-recurring or unusual transactions or events, after discussion between the Manager and our independent directors and approval by a majority of our independent directors in the case of non-recurring or unusual transactions or events, and (b) to deduct an amount equal to any fees paid directly by a TRS (or any subsidiary thereof) to employees, agents and/or affiliates of our Manager with respect to profits of such TRS (or subsidiary thereof) generated from the services of such employees, agents and/or affiliates, the fee structure of which shall have been approved by a majority of our independent directors and which fees may not exceed 20% of the net income (before such fees) of such TRS (or subsidiary thereof).

With respect to each fiscal quarter commencing with the quarter ending December 31, 2022, an incentive management fee calculated and payable in arrears in an amount, not less than zero, equal to:

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for the first full calendar quarter ending December 31, 2022, the product of (a) 20% and (b) the excess of (i) our core earnings for such calendar quarter, over (ii) the product of (A) our book value equity as of the end of such calendar quarter, and (B) 7% per annum;

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for each of the second, third and fourth full calendar quarters following the calendar quarter ending December 31, 2022, the excess of (1) the product of (a) 20% and (b) the excess of (i) our core earnings for the calendar quarter(s) following September 30, 2022, over (ii) the product of (A) our book value equity in the calendar quarter(s) following September 30, 2022, and (B) 7% per annum, over (2) the sum of any incentive compensation paid to our Manager with respect to the prior calendar quarter(s) following September 30, 2022 (other than the most recent calendar quarter); and

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for each calendar quarter thereafter, the excess of (1) the product of (a) 20% and (b) the excess of (i) our core earnings for the previous 12-month period, over (ii) the product of (A) our book value equity in the previous 12-month period, and (B) 7% per annum, over (2) the sum of any incentive compensation paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive compensation shall be payable with respect to any calendar quarter unless core earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from September 30, 2022) in the aggregate is greater than zero.

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Per loan underwriting and review fees in connection with valuations of and potential investments in certain subordinate commercial mortgage pass-through certificates, in amounts approved by a majority of the independent directors.

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Reimbursement of expenses for personnel of our Manager or its affiliates for their services in connection with the making of fixed-rate commercial loans by us, in an amount equal to one percent of the principal amount of each such loan made.

•	Reimbursement of out-of-pocket expenses and certain other costs incurred by our Manager and its affiliates that relate directly to us and our operations.

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Reimbursement of our Manager’s (and its affiliates’) expenses for (A) the wages, salaries and benefits of our Chief Financial Officer and (B) a portion of the wages, salaries and benefits of our accounting, finance, tax and investor relations professionals, in proportion to such personnel’s percentage of time allocable to our operations.

Incentive compensation is calculated and payable quarterly to our Manager to the extent it is earned. Up to 75% of the incentive compensation is payable in cash and at least 25% is payable in our common stock. Our Manager may elect to receive more than 25% of its incentive compensation in common stock.

The Management Agreement’s current contract term ends on July 31, 2023, and the agreement provides for automatic one-year renewals on such date and on each July 31 thereafter until terminated in accordance with its terms.

For the year ended December 31, 2020, our Manager earned base management fees of approximately $2.2 million, of which $442,000 was payable as of December 31, 2020. Our Manager did not earn any incentive management fees for the year ended December 31, 2020. During the year ended December 31, 2020, we reimbursed our Manager $1.8 million for compensation expenses and costs. Also, at December 31, 2020, we had payables to our Manager pursuant to the Management Agreement totaling approximately $380,000.

On July 31, 2020, ACRES Realty Funding, Inc., formerly RCC Real Estate, Inc., a direct wholly owned subsidiary, provided a $12.0 million loan (the “ACRES Loan”) to ACRES Capital Corp. evidenced by the promissory note from ACRES Capital Corp. The ACRES Loan accrues interest at 3.00% per annum payable monthly. The monthly amortization payment is $25,000. The ACRES Loan matures in six years, subject to two, one-year extensions (at ACRES Capital Corp.’s option) subject to the payment of a 0.5% extension fee to ACRES Realty Funding, Inc. on the outstanding principal amount of the ACRES Loan. During the year ended December 31, 2020, we recorded interest income of $153,000 on the ACRES Loan. At December 31, 2020, the ACRES Loan had a principal balance of $11.9 million and had no interest receivable.

During the year ended December 31, 2020, we originated two CRE whole loans with a total par of $24.0 million that were refinanced from loans originated by affiliates of the Manager.

At December 31, 2020, we retained equity in one securitization entity that was structured for us by our Manager. Under the Management Agreement, our Manager was not separately compensated by us for executing this transaction and was not separately compensated for managing the securitization entity and its assets.

Relationship with C-III, Resource America and certain of its Subsidiaries. Our Prior Manager was a wholly-owned subsidiary of Resource America, which is a wholly-owned subsidiary of C-III. C-III is indirectly controlled and partially owned by Island Capital Group LLC (“Island Capital”). In connection with the ACRES Transaction, Andrew L. Farkas, the managing member of Island Capital and the chairman and chief executive officer of C-III, resigned his position as our Chairman. In addition, Robert C. Lieber and Matthew J. Stern, each executive managing directors of both C-III and Island Capital, resigned their positions as our Chief Executive Officer and President, respectively. Lastly, Jeffrey P. Cohen, president of C-III and Island Capital, resigned his position as a member of the Board. Those officers and other executive officers were also officers of our Prior Manager, Resource America, C-III and/or affiliates of those companies. Prior to September 8, 2020, Mr. Elliott, a non-employee director, held the position of Executive Vice President at Resource America.

Our Prior Manager earned base management fees of $3.8 million for the year ended December 31, 2020 and did not earn any incentive compensation for the year ended December 31, 2020. During the year ended December 31, 2020, we reimbursed our Prior Manager $4.1 million for compensation expenses and costs.

At December 31, 2020, we retained equity in five securitization entities that were structured for us by our Prior Manager, although three of the securitization entities were substantially liquidated. Under the prior management agreement, our Prior Manager was not separately compensated by us for executing these transactions and was not separately compensated for managing the securitizations entities and their assets.

Policies and Procedures Regarding Related Party Transactions

We have established written policies regarding investing in investment opportunities in which our Manager and ACRES has an interest and regarding investing in any investment fund or CLO or CDO vehicles structured, co-structured or managed by our Manager or ACRES.

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We will not be permitted to invest in any investment fund, CLO or CDO structured, co-structured or managed by ACRES or its affiliates other than those structured, co-structured or managed primarily on our behalf unless approved by a majority of our independent directors. ACRES will not receive base asset management fees allocable to us from any such investment vehicle to the extent we invest in it.

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Unless approved by a majority of our independent directors, we will not be permitted to enter into any transaction with ACRES or any investment entity or fund managed by ACRES, including but not limited to purchasing any investment from, or selling any investment to, ACRES, except that we may purchase an investment originated by ACRES if it was originated either (i) within 60 days before such investment is acquired by us or (ii) with the specific intent to sell it to us and is approved by the independent directors of the Investment Committee.

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Investments that may be appropriate for us, on the one hand, and one or more of ACRES or investment funds or entities managed or advised by any of them, on the other hand, are generally required to be allocated between us and such other entities in accordance with ACRES’ allocation policies and procedures in effect from time to time.

Except as described above, we have not adopted a policy that expressly prohibits transactions between us and any of our directors, officers, employees, security-holders or affiliates. However, our code of business conduct and ethics prohibits any transaction that involves an actual or potential conflict, except for transactions permitted under guidelines that may be adopted by our Board. No such guidelines have been adopted as of the date of this proxy statement. In addition, our Board may approve a waiver of the code of business conduct and ethics for a specific transaction, which must be reported to our stockholders to the extent required by applicable law or NYSE rules.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires our Board to provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our NEOs as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the “Say on Pay” vote.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, although we do not pay cash compensation to any of our NEOs, we do reimburse ACRES for the compensation and benefits paid to our Chief Financial Officer, Chief Accounting Officer and a portion of the compensation and benefits paid to our Chief Legal Officer as well as certain of Manager’s employees who provide services to us. Further, as discussed in the Compensation Discussion and Analysis section, we may make awards under our equity compensation plans upon our achievement of performance parameters to align the interests of our NEOs with those of our stockholders.

This vote is non-binding. However, we highly value the opinions of our stockholders. Accordingly, the Board and the Compensation Committee will take the results of this advisory vote into consideration with respect to future executive compensation arrangements for our NEOs.

For the reasons set forth above, the Board recommends that you vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this proxy statement, is hereby approved.”

THE BOARD OF DIRECTORS HEREBY RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION SET FORTH IN THIS PROPOSAL 2, APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: APPROVAL OF THE ACRES COMMERCIAL REALTY CORP.

THIRD AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

We are asking stockholders to approve the ACRES Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan, which we refer to herein as the Omnibus Plan. The Board adopted the Omnibus Plan on March 26, 2021, subject to the receipt of stockholder approval. At the same time, the Board approved the ACRES Commercial Realty Corp. Manager Incentive Plan (the “Manager Plan” and together with the Omnibus Plan, the “Proposed Plans”), which provides for the same types of equity-based awards to the Manager. If the Proposed Plans are approved, the maximum number of shares that may be subject to awards granted under both the Omnibus Plan and the Manager Plan (discussed in Proposal 4 below), determined on a combined basis, will be 1,700,817 shares of Common Stock. The Omnibus Plan has been amended to: (i) increase the number of shares authorized for issuance under the Omnibus Plan by an additional 1,100,000 shares of common stock less any shares of common stock issued or subject to awards granted under the Manager Plan and (ii) extend the expiration date of the Omnibus Plan to June 2031. The Board recommends approval of the Omnibus Plan by our stockholders at the Meeting.

As of April 6, 2021, we had 9,398,264 shares of common stock outstanding. Additionally, as of April 6, 2021, we had 600,817 shares available for grant under the Omnibus Plan and no shares available under the 2005 Stock Incentive Plan. Also, as of April 6, 2021, we had a total of 3,333 stock options outstanding under the 2005 Stock Incentive Plan with a weighted average exercise price of $76.80 and these options will expire on May 16, 2021.

The Board believes that the approval of the Omnibus Plan by our stockholders will continue to support our compensation structure and strategy. Our ability to attract, retain and motivate top quality directors and other persons who provide services to us, including employees of ACRES, is material to our success, and the Board has concluded that this would be enhanced by our ability to make grants under the Omnibus Plan. In addition, the Board believes that our interests and those our stockholders will be advanced if we can offer such employees and directors the opportunity to acquire or increase their proprietary interests in our company.

The material terms of the Omnibus Plan are summarized below. A copy of the Omnibus Plan is set forth in full in Annex A to this Proxy Statement. The following description of the Omnibus Plan is not complete and is qualified in its entirety by reference to Annex A.

Consistent with the Second Amended and Restated Omnibus Equity Compensation Plan, the Omnibus Plan includes several features designed to protect stockholder interests, including the following:

•	limitations on recycling of shares back into the pool available for issuance consistent with best practices, and

•	a minimum vesting requirement of at least one year.

Material Features of the Omnibus Plan

General. The Omnibus Plan provides that grants may be in any of the following forms: incentive stock options, nonqualified stock options, stock appreciation rights (referred to as SARs), stock units, performance shares, stock awards, dividend equivalents and other stock-based awards.

The number of shares authorized under the proposed Omnibus Plan includes the previously authorized 1,591,666 shares plus 1.1 million additional shares for a total of 2,691,666 shares of common stock (adjusted for the one-for-four reverse stock split in August 2015 and the one-for-three reverse stock split in February 2021) for issuance, less any shares of common stock issued or subject to awards granted under the Manager Plan (the “Stock Plan Share Limit”), subject to adjustment as described below.

If and to the extent options and SARs granted under the Omnibus Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, performance shares, dividend equivalents or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Omnibus Plan. If any shares of common stock are withheld to pay the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to a grant, such shares will not be available for re-issuance under the Omnibus Plan. If SARs are granted, the full number of shares subject to the SARs will be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any grants are paid in cash, and not in shares of common stock, any shares previously subject to such grants will not count against the share limits under the Omnibus Plan.

The Omnibus Plan provides that the maximum aggregate number of shares of common stock with respect to which grants, other than dividend equivalents, may be made to any individual during any calendar year is 1,000,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the Omnibus Plan in excess of $350,000. The individual limits described in this paragraph apply without regard to whether the grants are to be paid in common stock or in cash. All cash payments (other than dividend equivalents) must equal the fair market value of the shares of common stock to which the cash payment relates.

If approved by the stockholders, the Omnibus Plan will become effective on June 9, 2021.

Administration. The Omnibus Plan is administered and interpreted by the Compensation Committee of our Board, except that our Board may make grants under the Omnibus Plan to our non-employee directors. The Administrator may delegate its authority under the Omnibus Plan, as appropriate, with respect to grants to persons who are not subject to Section 16 of the Exchange Act. References to the Administrator means the Compensation Committee or the Board, including any delegates, as appropriate. The Administrator has the authority to (i) determine the individuals to whom grants will be made under the Omnibus Plan, (ii) determine the type, size and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the Omnibus Plan that set forth the specific terms and conditions for grants under the Omnibus Plan and (vi) deal with any other matters arising under the Omnibus Plan. The determinations of the Administrator are made in its sole discretion and are final, binding and conclusive.

Eligibility for Participation. All of our directors, as well as other persons who provide services to us, including employees of our Manager and ACRES and their affiliates, will be eligible for grants under the Omnibus Plan. As of April 6, 2021, 56 of the Company’s directors, officers as well as employees of our Manager, ACRES, and any individual who provide services to these entities, are eligible to receive grants under the Omnibus Plan.

Types of Awards.

Stock Options

The Administrator may grant options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or nonqualified stock options that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Omnibus Plan may receive a grant of NQSOs. Only employees of the Company, if any, and certain of our subsidiaries may receive a grant of ISOs.

The Administrator fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Omnibus Plan may not be less than the fair market value of the underlying shares of common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company or a subsidiary, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The Administrator determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of our company or a subsidiary, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Administrator, in its sole discretion, which is specified in the grant letter. A grantee may pay the exercise price and any withholding taxes upon exercise of an option: (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of common stock having a fair market value on the date of exercise equal to the exercise price, by delivering shares of common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) through a broker-assisted cashless exercise, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law.

SARs

The Administrator may grant SARs to anyone eligible to participate in the Omnibus Plan. SARs may be granted in connection with, or independently of, any option granted under the Omnibus Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount set forth in the grant letter. The base amount shall not be less than the fair market value of the common stock subject to the SARs on the date of grant. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Administrator. The Administrator will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. SARs have a maximum term of ten years from the grant date, provided that in the case of a SAR granted that is related to an Incentive Stock Option granted to a Participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, such SAR shall not be exercisable after the expiration of five years from the date of grant. SARs may be exercised while the grantee is employed by or providing service to our company or within a specified period of time after termination of such employment or service.

Stock Units

The Administrator may grant stock units to anyone eligible to participate in the Omnibus Plan. Each stock unit provides the grantee with the right to receive a share of common stock or an amount based on the value of a share common stock at a future date. The Administrator determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Administrator. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of common stock or in a combination of cash and shares of common stock, as determined by the Administrator.

Performance Shares

The Administrator may grant performance shares to anyone eligible to participate in the Omnibus Plan. Each performance share provides the grantee with the right to receive a share of common stock or an amount based on the value of a share common stock, if specified performance goals are met. The Administrator determines the number of performance shares that will be granted, the performance goals and other conditions for payment of performance shares, the target amount that will be paid under a performance share based on the achievement of the performance goals and the other terms and conditions applicable to the performance shares. Payments with respect to performance shares will be made in cash, in shares of common stock or in a combination of cash and shares of common stock, as determined by the Administrator.

Stock Awards

The Administrator may grant stock awards to anyone eligible to participate in the Omnibus Plan. The Administrator may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Administrator will determine whether they will lapse over a period of time or according to such other criteria as the Administrator determines. The Administrator determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless otherwise specified by the Administrator, holders of grants of stock awards will have the rights of a stockholder with respect to the right to receive dividends and vote such shares during the restriction period. The Administrator may determine that a grantee’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Dividend Equivalents

The Administrator may grant dividend equivalents to anyone eligible to participate in the Omnibus Plan. Dividend equivalents may be granted in connection with any grants under the Omnibus Plan, other than options or SARs, and may be payable in cash or shares of common stock. Dividend equivalents may be paid currently or accrued as contingent cash obligations or converted to stock units, as determined by the Administrator. The terms and conditions of dividend equivalents are determined by the Administrator. Dividend equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

Other Stock-Based Awards

The Administrator may grant other stock-based awards (which are awards other than options, SARs, stock units, performance shares, stock awards and dividend equivalents) under the Omnibus Plan. The Administrator may grant such other stock-based awards to anyone eligible to participate in the Omnibus Plan. These grants may be cash-based or based on, measured by or payable in shares of common stock, and will be payable in cash, in shares of common stock or in a combination of cash and shares of common stock. The terms and conditions for these grants will be determined by the Administrator.

Deferrals. The Administrator may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with a grant under the Omnibus Plan. The Administrator will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock for which any individual may receive pursuant to grants in any year, the Stock Plan Share Limit, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Omnibus Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Administrator to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Change of Control. If a change of control occurs where the Company is not the surviving entity (or survives only as a subsidiary of another entity), unless the Administrator determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving entity (or a parent or subsidiary of the surviving entity), and other grants that remain outstanding will be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity).

In the event of a change of control, the Administrator may also take any of the following actions with respect to outstanding grants: (i) provide that all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) provide that the restrictions and conditions on all outstanding stock awards will immediately lapse, (iii) provide that grantees holding outstanding stock units, performance shares, dividend equivalents and other stock-based awards will receive payment in settlement of such award in an amount determined by the Administrator, (iv) require that grantees surrender their outstanding options and SARs in exchange for payment, in cash or shares of common stock as determined by the Administrator, in an amount equal to the amount (if any) by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable, or (v) after giving grantees the opportunity to exercise their outstanding options and SARs, the Administrator may terminate any or all unexercised options and SARs at such time as the Administrator determines appropriate. The Administrator making the determinations following a change of control must be comprised of the same members as those on the Administrator immediately before the change of control.

No Repricing of Options or SARs. Except in connection with a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without stockholder approval.

Amendment and Termination of the Omnibus Plan. The Board may amend or terminate the Omnibus Plan at any time, subject to stockholder approval if such approval is required under any applicable law or stock exchange requirement. The Omnibus Plan will terminate on June 9, 2031, unless the Omnibus Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

New Plan Benefits. Grants under the Omnibus Plan are discretionary, so it is currently not possible to predict the number of shares of common stock that will be granted or who will receive grants under the Omnibus Plan after the Meeting.

The last sales price of our common stock on April 6, 2021, was $15.61 per share.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants under the Omnibus Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to grants under the Omnibus Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to grantees in the Omnibus Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

From a recipient’s standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held until the greater of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to any of our principal executive officer, principal financial officer and three other most highly compensated officers if and to the extent the total compensation of any such officer in any year exceeds $1 million; and (iv) an award may be taxable to the recipient as ordinary income, with an additional 20% tax, at the time it becomes vested (even if the vesting date is prior to settlement of the award), if the award constitutes “deferred compensation” under section 409A of the Code, and the requirements of section 409A of the Code are not satisfied.

We have the right to require that grantees pay to us an amount necessary to satisfy our federal, state or local tax withholding obligations with respect to grants under the Omnibus Plan. We may withhold from amounts payable under the Omnibus Plan or other compensation an amount necessary to satisfy tax withholding obligations. The Administrator may permit a grantee to satisfy the withholding obligation by having shares withheld from payment of a grant, provided that the number of shares withheld does not exceed the minimum applicable tax withholding for federal, state and local tax liabilities. The Administrator may permit a grantee to satisfy our withholding obligation that exceeds the minimum applicable withholding rate by transferring to us previously acquired shares of common stock.

Recommendation

The Board believes strongly that approval of the adoption of the Omnibus Plan is essential to our success. Equity-based awards such as those provided under the Omnibus Plan are vital to our ability to attract and motivate outstanding performance and leadership.

THE BOARD OF DIRECTORS HEREBY RECOMMENDS A VOTE FOR THE APPROVAL OF THE OMNIBUS PLAN.

PROPOSAL 4: APPROVAL OF THE ACRES COMMERCIAL REALTY CORP.

MANAGEMENT INCENTIVE PLAN

We are asking stockholders to approve the ACRES Commercial Realty Corp. Management Incentive Plan, which we refer to herein as the Manager Plan. The Board adopted the Manager Plan on March 26, 2021, subject to the receipt of stockholder approval. At the same time, the Board approved the Omnibus Plan, which provides for the same types of equity-based awards to natural persons who provide services to us, including employees of our Manager. If the Proposed Plans are approved, the maximum number of shares that may be subject to awards granted under either the Manager Plan or the Omnibus Plan, determined on a combined basis, will be 1,700,817 shares of Common Stock. The material terms of the Manager Plan are summarized below. A copy of the Manager Plan is set forth in full in Annex B to this Proxy Statement. The following description of the Manager Plan is not complete and is qualified in its entirety by reference to Annex B. The Board recommends approval of the Manager Plan by our stockholders at the Meeting.

The Manager Plan is intended to provide a means through which to attract and retain key personnel and to provide a means whereby our Manager can acquire and maintain an equity interest in us, thereby strengthening its commitment to our welfare and aligning its interests with those of our stockholders.

The Manager Plan includes several features designed to protect stockholder interests, including the following:

•	limitations on recycling of shares back into the pool available for issuance consistent with best practices, and

•	a minimum vesting requirement of at least one year.

Material Features of the Manager Plan

General. The Manager Plan provides that grants may be in any of the following forms: incentive stock options, stock appreciation rights, stock units, stock awards, dividend equivalents and other stock-based awards.

The Manager Plan authorizes up to 1,100,000 shares of common stock for issuance, less any shares of common stock issued or subject to awards granted under the Omnibus Plan (the “Manager Plan Share Limit”), subject to adjustment as described below.

If and to the extent options and SARs granted under the Omnibus Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, dividend equivalents or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Manager Plan. If any shares of common stock are withheld to pay the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to a grant, such shares will not be available for re-issuance under the Manager Plan. If SARs are granted, the full number of shares subject to the SARs will be considered issued under the Manager Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any grants are paid in cash, and not in shares of common stock, any shares previously subject to such grants will not count against the share limits under the Manager Plan.

The Manager Plan provides that the maximum aggregate number of shares of common stock with respect to which grants, other than dividend equivalents, may be made to any individual during any calendar year is 1,000,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the Manager Plan in excess of $350,000. The individual limits described in this paragraph apply without regard to whether the grants are to be paid in common stock or in cash. All cash payments (other than dividend equivalents) must equal the fair market value of the shares of common stock to which the cash payment relates.

If approved by the stockholders, the Manager Plan will become effective on June 9, 2021.

Administration. The Manager Plan is administered and interpreted by the Compensation Committee of our Board. The Administrator may delegate its authority under the Manager Plan, as appropriate, with respect to grants to persons who are not subject to Section 16 of the Exchange Act. References to the Administrator mean the Compensation Committee or the Board, including any delegates, as appropriate. The Administrator has the authority to (i) determine the participants to whom grants will be made under the Manager Plan, (ii) determine the type, size and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the Manager Plan that set forth the specific terms and conditions for grants under the Manager Plan and (vi) deal with any other matters arising under the Manager Plan. The determinations of the Administrator are made in its sole discretion and are final, binding and conclusive.

Eligibility for Participation. Awards under the Manager Plan may be granted only to our Manager.

Types of Awards.

Stock Options

The Administrator may grant options that are intended to qualify as ISOs.

The Administrator fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Manager Plan may not be less than the fair market value of the underlying shares of common stock on the date of grant.

The Administrator determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Administrator, in its sole discretion, which is specified in the grant letter. A grantee may pay the exercise price and any withholding taxes upon exercise of an option: (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of common stock having a fair market value on the date of exercise equal to the exercise price, by delivering shares of common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) through a broker-assisted cashless exercise, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law.

SARs

The Administrator may grant SARs under the Manager Plan. SARs may be granted in connection with, or independently of, any option granted under the Manager Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount set forth in the grant letter. The base amount shall not be less than the fair market value of the common stock subject to the SARs on the date of grant. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Administrator. The Administrator will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. SARs have a maximum term of ten years from the grant date.

Stock Units

The Administrator may grant stock units to anyone eligible to participate in the Manager Plan. Each stock unit provides the grantee with the right to receive a share of common stock or an amount based on the value of a share common stock at a future date. The Administrator determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Administrator. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of common stock or in a combination of cash and shares of common stock, as determined by the Administrator.

Stock Awards

The Administrator may grant stock awards to anyone eligible to participate in the Manager Plan. The Administrator may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Administrator will determine whether they will lapse over a period of time or according to such other criteria as the Administrator determines. The Administrator determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless otherwise specified by the Administrator, holders of grants of stock awards will have the rights of a stockholder with respect to the right to receive dividends and vote such shares during the restriction period. The Administrator may determine that a grantee’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Dividend Equivalents

The Administrator may grant dividend equivalents to anyone eligible to participate in the Manager Plan. Dividend equivalents may be granted in connection with any grants under the Manager Plan, other than options or SARs, and may be payable in cash or shares of common stock. Dividend equivalents may be paid currently or accrued as contingent cash obligations or converted to stock units, as determined by the Administrator. The terms and conditions of dividend equivalents are determined by the Administrator. Dividend equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

Other Stock-Based Awards

The Administrator may grant other stock-based awards (which are awards other than options, SARs, stock units, stock awards and dividend equivalents) under the Manager Plan. The Administrator may grant such other stock-based awards to anyone eligible to participate in the Manager Plan. These grants may be cash-based or based on, measured by or payable in shares of common stock, and will be payable in cash, in shares of common stock or in a combination of cash and shares of common stock. The terms and conditions for these grants will be determined by the Administrator.

Deferrals. The Administrator may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with a grant under the Manager Plan. The Administrator will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the Manager Plan Share Limit, the limit on the number of shares of common stock for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Manager Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Administrator to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Change of Control. If a change of control occurs where the Company is not the surviving entity (or survives only as a subsidiary of another entity), unless the Administrator determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving entity (or a parent or subsidiary of the surviving entity), and other grants that remain outstanding will be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity).

In the event of a change of control, the Administrator may also take any of the following actions with respect to outstanding grants: (i) provide that all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) provide that the restrictions and conditions on all outstanding stock awards will immediately lapse, (iii) provide that grantees holding outstanding stock units, performance shares, dividend equivalents and other stock-based awards will receive payment in settlement of such award in an amount determined by the Administrator, (iv) require that grantees surrender their outstanding options and SARs in exchange for payment, in cash or shares of common stock as determined by the Administrator, in an amount equal to the amount (if any) by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable, or (v) after giving grantees the opportunity to exercise their outstanding options and SARs, the Administrator may terminate any or all unexercised options and SARs at such time as the Administrator determines appropriate. The Administrator making the determinations following a change of control must be comprised of the same members as those on the Administrator immediately before the change of control.

No Repricing of Options or SARs. Except in connection with a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without stockholder approval.

Amendment and Termination of the Manager Plan. The Board may amend or terminate the Manager Plan at any time, subject to stockholder approval if such approval is required under any applicable law or stock exchange requirement. The Manager Plan will terminate on June 9, 2031, unless the Manager Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

New Plan Benefits. Grants under the Manager Plan are discretionary, so it is currently not possible to predict the number of shares of common stock that will be granted or who will receive grants under the Manager Plan after the Meeting.

The last sales price of our common stock on April 6, 2021, was $15.61 per share.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants under the Manager Plan are complex and will depend on the type of grant and surrounding facts and circumstances. The following provides only a general description of the application of federal income tax laws to grants under the Manager Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to grantees in the Manager Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

From a recipient’s standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) and (ii) an award may be taxable to the recipient as ordinary income, with an additional 20% tax, at the time it becomes vested (even if the vesting date is prior to settlement of the award), if the award constitutes “deferred compensation” under section 409A of the Code, and the requirements of section 409A of the Code are not satisfied.

We have the right to require that grantees pay to us an amount necessary to satisfy our federal, state or local tax withholding obligations with respect to grants under the Manager Plan. We may withhold from amounts payable under the Manager Plan or other compensation an amount necessary to satisfy tax withholding obligations. The Administrator may permit a grantee to satisfy the withholding obligation by having shares withheld from payment of a grant, provided that the number of shares withheld does not exceed the minimum applicable tax withholding for federal, state and local tax liabilities. The Administrator may permit a grantee to satisfy our withholding obligation that exceeds the minimum applicable withholding rate by transferring to us previously acquired shares of common stock.

Recommendation

The Board believes strongly that approval of the adoption of the Manager Plan is essential to our success. Equity-based awards such as those provided under the Manager Plan are vital to our ability to attract and motivate outstanding performance and leadership.

THE BOARD OF DIRECTORS HEREBY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MANAGER PLAN.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021. Although approval is not required by our Bylaws or otherwise, the Board is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If the selection of Grant Thornton is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if Grant Thornton is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

We expect that representatives of Grant Thornton will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Audit Fees. The aggregate fees billed by Grant Thornton, our independent auditors, for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2020 and 2019 (including a review of internal controls for the years ended December 31, 2020 and 2019 as required under Section 404 of the Sarbanes-Oxley Act of 2002) and for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q during each of the years then ended were $777,000 and $849,000, respectively.

Audit-Related Fees. We did not incur any audit-related fees in 2020 or 2019.

Tax Fees. Fees totaling $77,000 and $138,000 were paid to Grant Thornton for professional services related to tax compliance, tax advice or tax planning for the years ended December 31, 2020 and 2019, respectively.

All Other Fees. We did not incur any fees in 2020 and 2019 for other services not included above.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee, on at least an annual basis, reviews audit and non-audit services performed by Grant Thornton as well as the fees charged by Grant Thornton for such services. We consider such non-audit fees and services when assessing auditor independence. Our policy is that all audit and non-audit services must be pre-approved by the Audit Committee. All of such services were pre-approved during the year ended December 31, 2020.

THE BOARD OF DIRECTORS HEREBY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP TO AUDIT OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

STOCKHOLDER PROPOSAL OR DIRECTOR NOMINATIONS

FOR THE 2022 ANNUAL MEETING

Deadline for Inclusion of Stockholder Proposal or Nomination in 2022 Proxy Statement

A stockholder who desires to include a proposal or director nomination in our 2022 proxy statement must submit such proposal or nomination to our Secretary no later than December 13, 2021. Such items must comply with the eligibility standards promulgated by the SEC and all of the requirements of Rule 14a-8 of the Exchange Act.

Advance Notice Requirement for Stockholder Proposal or Nomination

Under our Bylaws, any stockholder who wishes to nominate a candidate for election as a director or present a proposal at our 2022 annual meeting of stockholders, but not for inclusion in our proxy statement, must deliver written notice to our Secretary no earlier than November 13, 2021 and no later than December 13, 2021. The notice must contain all of the information required by our Bylaws. See below for a summary of the notice requirements. A copy of our Bylaws may be obtained upon request to our Secretary.

Pursuant to our Bylaws, our stockholders may nominate candidates for election to our Board and propose other business to be considered by providing timely notice as follows:

•

The notice must be delivered to our Secretary not earlier than the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days, a notice to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

•

The notice must set forth: (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Company that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (which means (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company that are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses

(ii) or (iii), the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election as a director or the proposal of other business on the date of such stockholder’s notice.

•

Upon written request by the Secretary or the Board or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five business days (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer, to demonstrate the accuracy of any information submitted by such stockholder.

•

Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to stockholder proposals and director nominations.

ANNUAL REPORT ON FORM 10-K

Our 2020 Annual Report, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2020, are available free of charge on the Investor Relations page on our website at www.acresreit.com. We will provide by mail, without charge, a copy of our annual report at your request. We will also furnish any exhibit to the annual report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to our Secretary at 865 Merrick Avenue, Suite 200 S, Westbury, NY 11590.

ANNEX A

ACRES COMMERCIAL REALTY CORP.

THIRD AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

Effective as of                , 2021

1.	Purpose

The purpose of the Plan is to provide Participants with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders. The Plan has been amended and restated as of                , 2021.

2.	Definitions

Whenever used in the Plan, the following terms will have the respective meanings set forth below:

(a)    “Absolute Share Limit” has the meaning set forth in Section 5(a) of the Plan.

(b)    “ACRES” means ACRES Capital Corp., a Delaware corporation.

(c)    “Administrator” means the Committee and any delegate of the Committee that is appointed in accordance with Section 3, except that the Board shall be the Administrator with respect to Grants to Non-Employee Directors.

(d)    “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

(e)    “Board” means the Company’s Board of Directors as constituted from time to time.

(f)    “Change in Control” means the first to occur of any of the following events:

(i)    the Manager, or a direct or indirect wholly owned subsidiary of ACRES, ceases to be the investment manager of the Company;

(ii)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person other than any one or more Qualified Affiliates;

(iii)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of the Company, other than an acquisition by one or more Qualified Affiliates; or

(iv)    directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

(i)    “Company” means ACRES Commercial Realty Corp., a Maryland corporation.

(j)    “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(k)    “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock, Performance Shares or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Administrator) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(l)    “Effective Date” of the amended and restated Plan means                , 2021.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)    “Fair Market Value” of Stock is (i) if the Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Stock is a national securities exchange, the last reported sale price during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Stock on the relevant date, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Administrator determines, or (ii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Administrator.

(o)    “Grant” means an Option, SAR, Stock Unit, Performance Share, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(p)    “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q)    “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(r)    “Manager” means ACRES Capital, LLC, a New York limited company.

(s)    “Non-Employee Director” means a non-employee director of the Company as defined by Rule 16b-3 under the Exchange Act.

(t)    “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(u)    “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(v)    “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Administrator.

(w)    “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

(x)    “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of the Company.

(y)    “Participant” means (i) an employee of the Company, Manager, ACRES or any of their Affiliates, (ii) any individual who provides services to the Company, Manager, ACRES or any of their Affiliates, and (iii) a member of the Board, who is selected by the Administrator to receive a Grant under the Plan.

(z)    “Performance Shares” means an award of phantom shares, representing one or more shares of Stock, as described in Section 10.

(aa)    “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, or unincorporated association, and any fiduciary acting in such capacity on behalf of any of the foregoing.

(bb)    “Plan” means this ACRES Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan.

(cc)    “Qualified Affiliate” means (i) any Person that is part of a controlled group or under common control with the Company or ACRES; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any entity controlled by the Company; or (iii) any Person controlled by any executive officer (as defined by Rule 16a-1(f) of the Exchange Act) of the Company. For purposes of this definition, “controlled by” shall mean possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(dd)    “SAR” means an award of a stock appreciation right, as described in Section 8.

(ee)    “Stock” means the common stock, par value $0.001, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 17.

(ff)    “Stock Award” means an award of Stock, as described in Section 11.

(gg)    “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(hh)    “Subsidiary” means any entity in which the Company has a greater than 50% ownership interest. For purposes of Sections 7(c), (d) and (h), “Subsidiary” shall mean a “subsidiary corporation,” as defined in section 424(f) of the Code, of the Company.

(ii)    “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 16.

(jj)    “Tandem SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

3.	Administration

(a)    The Plan shall be administered by the Administrator. The Administrator shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 19, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(b)    The Administrator shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Administrator’s interpretations of the Plan and all determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(c)    The Administrator, in its discretion, may delegate to one or more officers of the Company all or part of the Administrator’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan and the Administrator’s prior delegation. Any delegation by the Administrator pursuant to this Section shall be subject to such conditions and limitations as may be determined by the Administrator and shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Stock is then listed.

4.	Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Administrator deems appropriate and as are specified in writing by the Administrator in separate guidelines or to the individual in the Grant Instrument or an amendment to the guidelines or Grant Instrument. Subject to the provisions of Sections 3 and 17 hereof, the period during which a Grant, or the shares of Stock underlying a Grant, are forfeitable or otherwise restricted shall not end before the first anniversary of the Date of Grant. The Administrator shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Administrator shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares of Stock Subject to the Plan

(a)    Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 2,691,666 shares, less any shares of common stock issued or subject to awards granted under the ACRES Commercial Realty Corp. 2021 Manager Incentive Plan (the “Absolute Share Limit”), subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

(b)    Share Counting. For administrative purposes, when the Administrator makes a Grant payable in Stock, the Administrator shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares subject to such Grants which have not been issued shall be returned to the Absolute Share Limit and will again be available for purposes of the Plan. Shares of Stock withheld in payment of the Option Price of an Option or withheld for purposes of satisfying the Employer’s minimum tax withholding obligations with respect to Grants under the Plan shall not be available for re-issuance or transfer under the Plan. Upon the exercise of an Option through the withholding of shares or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Stock remaining available for issuance under the Plan and the number of shares of Stock remaining available for exercise under the Option or SAR, the number of such shares shall be reduced by the gross number of shares for which the Option or SAR is exercised. To the extent that any Grants are paid in cash and not shares of Stock, such Grants shall not count against the share limits in subsection (a) above. For the avoidance of doubt, if shares of Stock are repurchased on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

(c)    Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $350,000. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d)    Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the Absolute Share Limit, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Administrator, in such manner as the Administrator deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control of the Company, the provisions of Section 18 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Administrator shall be final, binding and conclusive.

6.	Eligibility for Participation

Any Participant is eligible to participate in the Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate of the Company. Grants will be made only to persons who are employees, directors, consultants or advisors of the Company for purposes of Form S-8 registration under the Securities Act of 1933, as amended. Options and SARs may be granted only to persons who perform direct services to the Company on the Date of Grant, as determined under section 409A of the Code.

7.	Options

(a)    General Requirements. The Administrator may grant Options to a Participant upon such terms and conditions as the Administrator deems appropriate under this Section 7.

(b)    Number of Shares. The Administrator shall determine the number of shares of Stock that will be subject to each Grant of Options to Participants.

(c)    Type of Option and Price.

(i)    The Administrator may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. Nonqualified Stock Options may be granted to any Participant.

(ii)    The Option Price shall be determined by the Administrator and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to any person who, at the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(d)    Option Term. The Administrator shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any Subsidiary, may not have a term that exceeds five years from the Date of Grant.

(e)    Exercisability of Options. Subject to Section 4 hereof, Options shall become exercisable in accordance with such terms and conditions as may be determined by the Administrator and specified in the Grant Instrument. The Administrator may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f)    Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing service to, the Company, an Affiliate or another entity as designated in the Grant Instrument. The Administrator shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g)    Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of Stock subject to the Option, by delivering shares of Stock owned by the Participant or by attestation (on a form prescribed by the Administrator) to ownership of shares of Stock (in each case, such shares of Stock shall have an aggregate Fair Market Value on the date of exercise equal to the Option Price), (iii) by a broker-assisted cashless exercise, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Administrator depending on the type of payment being made.

(h)    Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

(i)    Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Stock subject to an Option until the date of exercise of such Option.

8.	SARs

(a)    General Requirements. The Administrator may grant SARs to any Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 8. Each SAR shall represent the right of the

Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b)    Terms of SARs. The Administrator shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. Subject to Section 4 hereof, the Administrator will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable; provided, however, that no Participant may be granted Tandem SARs that are related to Incentive Stock Options which are first exercisable in any calendar year for shares of Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000. The term of SARs shall not exceed ten years from the Date of Grant; provided, however, that in the case of a Tandem SAR that is related to an Incentive Stock Option granted to a Participant who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any Subsidiary, such Tandem SAR shall not be exercisable after the expiration of five years from the Date of Grant.

(c)    Base Amount. The Administrator shall establish the base amount of the SAR at the time the SAR is granted. The base amount shall not be less than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant.

(d)    Payment With Respect to SARs. The Administrator shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Administrator deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e)    Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

(f)    Stockholder Rights. No Participant shall have any rights as a stockholder as a result of receiving an SAR until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Stock.

9.	Stock Units

(a)    General Requirements. The Administrator may grant Stock Units to a Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b)    Terms of Stock Units. The Administrator may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Subject to Section 4 hereof, Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Administrator. The Administrator shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)    Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Administrator. The Grant Instrument shall specify the maximum number of shares that shall be paid under the Stock Units.

(d)    Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e)    Stockholder Rights. No Participant shall have any rights as a stockholder as a result of receiving an award of Stock Units until the award of Stock Units is earned and settled in shares of Stock.

10.	Performance Shares

(a)    General Requirements. The Administrator may grant Performance Shares to a Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on the Company’s records for purposes of the Plan.

(b)    Terms of Performance Shares. The Administrator shall establish the performance goals and other conditions for payment of Performance Shares. Subject to Section 4 hereof, Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Administrator. The Administrator shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

(c)    Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made in cash, in Stock, or in a combination of the two, as determined by the Administrator. The Administrator may establish in the Grant Instrument a target amount to be paid under a Performance Share based on achievement of the performance goals.

(d)    Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Shares may be forfeited.

(e)    Stockholder Rights. No Participant shall have any rights as a stockholder as a result of receiving an award of Performance Shares until the award of Performance Shares is earned and settled in shares of Stock.

11.	Stock Awards

(a)    General Requirements. The Administrator may issue or transfer shares of Stock to a Participant under a Stock Award, upon such terms and conditions as the Administrator deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Administrator. Subject to Section 4 hereof, the Administrator may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Administrator deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b)    Number of Shares. The Administrator shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c)    Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d)    Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in

Section 16. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Administrator may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)    Stockholder Rights. Unless otherwise specified in accordance with the applicable Grant Instrument, during the period when the shares of Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have the rights of a stockholder with respect to a Stock Award, including the right to receive regularly paid dividends and vote the shares of Stock.

12.	Dividend Equivalents

(a)    General Requirements. When the Administrator makes a Grant under the Plan, other than an Option or SAR, the Administrator may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Administrator deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Administrator. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Administrator. Unless otherwise specified in the Grant Instrument, deferred Dividend Equivalents will not accrue interest. The Administrator may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

(b)    Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Administrator.

13.	Other Stock-Based Awards

The Administrator may grant other awards that are cash-based or based on, measured by or payable in Stock to Participants, on such terms and conditions as the Administrator deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Administrator in the Grant Instrument.

14.	Deferrals

The Administrator may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Administrator shall establish rules and procedures for such deferrals. Any deferrals under the Plan shall be intended to comply with the requirements of section 409A of the Code and any corresponding regulations and guidance.

15.	Withholding of Taxes

(a)    Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b)    Election to Withhold Shares. If the Administrator so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Administrator may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to the Company shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company. The elections described in this subsection (b) must be in a form and manner prescribed by the Administrator and may be subject to the prior approval of the Administrator.

16.	Transferability of Grants

(a)    In General. Except as provided in this Section 16, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Administrator, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)    Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Administrator may provide in a Grant Instrument that a Participant may transfer Nonqualified Stock Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Administrator may determine, provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

17.	Consequences of a Change in Control

(a)    Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Administrator determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b)    Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Administrator may take any of the following actions with respect to any or all outstanding Grants: the Administrator may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change in Control or upon such other event as the Administrator determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change in Control or upon such other event as the Administrator determines, (iii) determine that Participants holding Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards in an amount determined by the Administrator, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock, as determined by the Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding

Options and SARs, terminate any or all unexercised Options and SARs at such time as the Administrator deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Administrator may specify. The Administrator shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)). In addition, if a Change in Control constitutes a payment event with respect to any Option, SAR, Stock Award, Stock Unit, Performance Share or Other Stock-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (i), (ii), (iii) or (iv) under the definition of Change in Control, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(c)    Administrator. The Administrator making the determinations under this Section 17 following a Change in Control must be comprised of the same members as those constituting the Administrator immediately before the Change in Control.

(d)    Limitation of Benefits. The benefits that a Participant may be entitled to receive under the Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under the Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 17, the Parachute Payments (defined below) will be reduced pursuant to this section if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount (defined below) than a Participant would receive absent a reduction. The Accounting Firm (defined below) will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments. The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under the Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under the Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this section, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed hereunder (“Overpayments”), or that additional amounts should be paid or distributed to the Participant hereunder (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 17, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the date of the Change in Control. The term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any state or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. The term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder. Notwithstanding any other provision of this section, this Section 17 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

18.	Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Administrator. The Administrator shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Administrator shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan, if any, will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

19.	Amendment and Termination of the Plan

(a)    Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code, applicable laws and stock exchange requirements, or as required by Section 20(b) below. No amendment or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 20(b) below.

(b)    No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c)    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Administrator with respect to an outstanding Grant.

20.	Miscellaneous

(a)    Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Administrator to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.

Without limiting the foregoing, the Administrator may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Administrator shall prescribe the provisions of the substitute Grants.

(b)    Compliance with Law.

(i)    The Plan, the exercise of Options or SARs and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of sections 409A and 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or sections 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 409A or 422 of the Code, that Plan provision shall cease to apply. The Administrator may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Administrator may also adopt rules regarding the withholding of taxes on payments to Participants. The Administrator may, in its sole discretion, agree to limit its authority under this Section.

(ii)    The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)    If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

(c)    Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d)    Funding of the Plan; Limitation on Rights. The Plan shall be unfunded. Neither the Company nor any other employer shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Employer and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)    Rights of Participants. Nothing in the Plan shall entitle any Participant or other person to any claim or right to receive a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f)    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Administrator shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)    REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust (REIT). No award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

(h)    Clawback Policies. All Grants under this Plan are subject to the applicable provisions of (i) the Company’s clawback or recoupment policy approved by the Board, if any, as such policy may be in effect from time to time, and (ii) any law, rule, requirement or regulation that imposes mandatory recoupment or forfeiture, under circumstances set forth in such law, rule, requirement or regulation.

(i)    Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof.

ANNEX B

ACRES COMMERCIAL REALTY CORP.

2021 MANAGER INCENTIVE PLAN

Effective as of                , 2021

1.	Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby the Manager and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders.

2.	Definitions

Whenever used in the Plan, the following terms will have the respective meanings set forth below:

(a)    “Absolute Share Limit” has the meaning given such term in Section 5(a) of the Plan.

(b)    “ACRES” means ACRES Capital Corp., a Delaware corporation.

(c)    “Administrator” means the Committee and any delegate of the Committee that is appointed in accordance with Section 3.

(d)    “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

(e)    “Board” means the Company’s Board of Directors as constituted from time to time.

(f)    “Change in Control” means the first to occur of any of the following events:

(i)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person other than any one or more Qualified Affiliates;

(ii)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of the Company, other than an acquisition by one or more Qualified Affiliates; or

(iii)    directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

(i)    “Company” means ACRES Commercial Realty Corp., a Maryland corporation.

(j)    “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(k)    “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Administrator) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(l)    “Effective Date” of the Plan means                 , 2021.

(m)    “Eligible Person” means the Manager or any of its Affiliates.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)    “Fair Market Value” of Stock is (i) if the Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Stock is a national securities exchange, the last reported sale price during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Stock on the relevant date, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Administrator determines, or (ii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Administrator.

(p)    “Grant” means an Option, SAR, Stock Unit, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(q)    “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r)    “Indemnifiable Person” has the meaning given such term in Section 3(d) of the Plan.

(s)    “Management Agreement” means that certain Fourth Amended and Restated Management Agreement, dated as of July 31, 2020, by and between the Company, Manager and ACRES, as may be amended, restated, supplemented, replaced or otherwise modified from time to time, pursuant to which the Manager provides management services to the Company.

(t)    “Manager” means ACRES Capital, LLC, a New York limited liability company.

(u)    “Manager Sale” means:

(i)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Manager, taken as a whole, to any Person other than any one or more Qualified Affiliates; or

(ii)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the Membership Interests, other than an acquisition by one or more Qualified Affiliates.

(v)    “Membership Interests” means the limited liability company interests of the Manager (and any interests, units or other securities into which such Membership Interests may be converted or into which they may be exchanged).

(w)    “Option” means an Award granted under Section 7 of the Plan. Options granted under the Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

(x)    “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Administrator.

(y)    “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 10 and 11), as described in Section 12.

(z)    “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of the Company.

(aa)    “Participant” means an Eligible Person who has been selected by the Committee or the Board to participate in the Plan and to receive an Award pursuant to the Plan.

(bb)    “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, or unincorporated association, and any fiduciary acting in such capacity on behalf of any of the foregoing.

(cc)    “Plan” means this ACRES Commercial Realty Corp. 2021 Manager Incentive Plan, as it may be amended and restated from time to time.

(dd)    “Qualified Affiliate” means (i) any Person that is part of a controlled group or under common control with the Company or ACRES; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any entity controlled by the Company; or (iii) any Person controlled by any executive officer (as defined by Rule 16a-1(f) of the Exchange Act) of the Company. For purposes of this definition, “controlled by” shall mean possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(ee)    “Qualifying Termination” means a (i) Termination by action of the Company (other than as a result of the breach by the Manager of the Management Agreement), (ii) Termination by action of the Manager as a result of the breach by the Company of the Management Agreement, or (iii) Manager Sale.

(ff)    “SAR” means an award of a stock appreciation right, as described in Section 8.

(gg)    “Stock” means the common stock, par value $0.001, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 16.

(hh)    “Stock Award” means an award of Stock, as described in Section 11.

(ii)    “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(jj)    “Subsidiary” means any entity in which the Company has a greater than 50% ownership interest. For purposes of Sections 7(c), (d) and (h), “Subsidiary” shall mean a “subsidiary corporation,” as defined in section 424(f) of the Code, of the Company.

(kk)    “Tandem SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(ll)    “Termination” means the termination of the Manager’s services to the Company and its Affiliates under the Management Agreement.

3.	Administration

(a)    The Plan shall be administered by the Administrator. The Administrator shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 19, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(b)    The Administrator shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Administrator’s interpretations of the Plan and all determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.

(c)    The Administrator, in its discretion, may delegate to one or more officers of the Company all or part of the Administrator’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan and the Administrator’s prior delegation. Any delegation by the Administrator pursuant to this Section shall be subject to such conditions and limitations as may be determined by the Administrator and shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Stock is then listed.

(d)    No member of the Board, the Committee or any employee or agent of the Company (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not become available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Charter or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Charter or Bylaws, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

4.	Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Administrator deems appropriate and as are specified in writing by the Administrator in separate guidelines or to the individual in the Grant Instrument or an amendment to the guidelines or Grant Instrument. Subject to the provisions of Sections 3, 16 and 17 hereof, the period during which a Grant, or the shares of Stock underlying a Grant, are forfeitable or otherwise restricted shall not end before the first anniversary of the Date of Grant. The Administrator shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Administrator shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares of Stock Subject to the Plan

(a)    Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 1,100,000 shares, less any shares of common stock issued or subject to awards granted under the Company’s Third Amended and Restated Omnibus Equity Compensation Plan, subject to adjustment as described below (the “Absolute Share Limit”). The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

(b)    Share Counting. For administrative purposes, when the Administrator makes a Grant payable in Stock, the Administrator shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares subject to such Grants which have not been issued shall be returned to the Absolute Share Limit and will again be available for purposes of the Plan. Shares of Stock withheld in payment of the Option Price of an Option or withheld for purposes of satisfying the Employer’s minimum tax withholding obligations with respect to Grants under the Plan shall not be available for re-issuance or transfer under the Plan. Upon the exercise of an Option through the withholding of shares or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Stock remaining available for issuance under the Plan and the number of shares of Stock remaining available for exercise under the Option or SAR, the number of such shares shall be reduced by the gross number of shares for which the Option or SAR is exercised. To the extent that any Grants are paid in cash and not shares of Stock, such Grants shall not count against the share limits in subsection (a) above. For the avoidance of doubt, if shares of Stock are repurchased on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

(c)    Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $350,000. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d)    Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Absolute Share Limit, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Administrator, in such manner as the Administrator deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control of the Company, the provisions of Section 17 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Administrator shall be final, binding and conclusive.

6.	Eligibility for Participation

Participation in the Plan shall be limited to Eligible Persons.

7.	Options

(a)    General Requirements. The Administrator may grant Options to a Participant upon such terms and conditions as the Administrator deems appropriate under this Section 7.

(b)    Number of Shares. The Administrator shall determine the number of shares of Stock that will be subject to each Grant of Options to Participants.

(c)    Price. The Option Price shall be determined by the Administrator and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant.

(d)    Option Term. The Administrator shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant.

(e)    Exercisability of Options. Subject to Section 4 hereof, Options shall become exercisable in accordance with such terms and conditions as may be determined by the Administrator and specified in the Grant Instrument. The Administrator may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f)    Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of Stock subject to the Option, by delivering shares of Stock owned by the Participant or by attestation (on a form prescribed by the Administrator) to ownership of shares of Stock (in each case, such shares of Stock shall have an aggregate Fair Market Value on the date of exercise equal to the Option Price), (iii) by a broker-assisted cashless exercise, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Administrator depending on the type of payment being made.

(g)    Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Stock subject to an Option until the date of exercise of such Option.

8.	SARs

(a)    General Requirements. The Administrator may grant SARs to any Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b)    Terms of SARs. The Administrator shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding. Subject to Section 4 hereof, the Administrator will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable. The term of SARs shall not exceed ten years from the Date of Grant.

(c)    Base Amount. The Administrator shall establish the base amount of the SAR at the time the SAR is granted. The base amount shall not be less than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant.

(d)    Payment With Respect to SARs. The Administrator shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Administrator deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e)    Stockholder Rights. No Participant shall have any rights as a stockholder as a result of receiving an SAR until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Stock.

9.	Stock Units

(a)    General Requirements. The Administrator may grant Stock Units to a Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b)    Terms of Stock Units. The Administrator may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Subject to Section 4 hereof, Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Administrator. The Administrator shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)    Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Administrator. The Grant Instrument shall specify the maximum number of shares that shall be paid under the Stock Units.

(d)    Stockholder Rights. No Participant shall have any rights as a stockholder as a result of receiving an award of Stock Units until the award of Stock Units is earned and settled in shares of Stock.

10.	Stock Awards

(a)    General Requirements. The Administrator may issue or transfer shares of Stock to a Participant under a Stock Award, upon such terms and conditions as the Administrator deems appropriate under this Section 10. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Administrator. Subject to Section 4 hereof, the Administrator may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Administrator deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b)    Number of Shares. The Administrator shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c)    Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Administrator may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)    Stockholder Rights. Unless otherwise specified in accordance with the applicable Grant Instrument, during the period when the shares of Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have the rights of a stockholder with respect to a Stock Award, including the right to receive regularly paid dividends and vote the shares of Stock.

11.	Dividend Equivalents

(a)    General Requirements. When the Administrator makes a Grant under the Plan, other than an Option or SAR, the Administrator may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Administrator deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Administrator. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Administrator. Unless otherwise specified in the Grant Instrument, deferred Dividend Equivalents will not accrue interest. The Administrator may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

(b)    Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Administrator.

12.	Other Stock-Based Awards

The Administrator may grant other awards that are cash-based or based on, measured by or payable in Stock to Participants, on such terms and conditions as the Administrator deems appropriate under this Section 12. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Administrator in the Grant Instrument.

13.	Deferrals

The Administrator may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Administrator shall establish rules and procedures for such deferrals. Any deferrals under the Plan shall be intended to comply with the requirements of section 409A of the Code and any corresponding regulations and guidance.

14.	Withholding of Taxes

(a)    Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b)    Election to Withhold Shares. If the Administrator so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Administrator may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to the Company shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company. The elections described in this subsection (b) must be in a form and manner prescribed by the Administrator and may be subject to the prior approval of the Administrator.

15.	Nontransferability of Grants

(a)    Each Grant shall be exercisable only by such Participant to whom such Grant was awarded. No Grant may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or its Affiliates. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Grants to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to any other Eligible Person.

16.	Consequences of a Change in Control

(a)    Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Administrator determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b)    Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Administrator may take any of the following actions with respect to any or all outstanding Grants: the Administrator may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change in Control or upon such other event as the Administrator determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change in Control or upon such other event as the Administrator determines, (iii) determine that

Participants holding Stock Units, Dividend Equivalents, and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units, Dividend Equivalents, and Other Stock-Based Awards in an amount determined by the Administrator, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock, as determined by the Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Administrator deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Administrator may specify. The Administrator shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)). In addition, if a Change in Control constitutes a payment event with respect to any Option, SAR, Stock Award, Stock Unit or Other Stock-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (i), (ii), (iii) or (iv) under the definition of Change in Control, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(c)    Administrator. The Administrator making the determinations under this Section 17 following a Change in Control must be comprised of the same members as those constituting the Administrator immediately before the Change in Control.

(d)    Limitation of Benefits. The benefits that a Participant may be entitled to receive under the Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under the Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 17, the Parachute Payments (defined below) will be reduced pursuant to this section if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount (defined below) than a Participant would receive absent a reduction. The Accounting Firm (defined below) will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments. The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under the Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under the Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this section, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed hereunder (“Overpayments”), or that additional amounts should be paid or distributed to the Participant hereunder (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 17, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the date of the Change in Control. The term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any state or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. The term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder. Notwithstanding any other provision of this section, this Section 17 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

17.	Termination

In the event of a Qualifying Termination, and notwithstanding any provision of the Plan to the contrary, all outstanding Grants shall vest in full as of such Qualifying Termination. In the event of a Termination (other than a Qualifying Termination), including by action of the Manager (other than as a result of the breach by the Company of the Management Agreement) or by action of the Company as a result of the breach by the Manager of the Management Agreement, all vesting with respect to all outstanding Grants shall cease, and all such outstanding Grants shall be forfeited to the Company for no consideration as of the date of such Termination; provided, that, notwithstanding anything contained in the Plan to the contrary, in connection with any Termination, the Committee shall reasonably determine whether or not to permit a Participant to retain, vest or continue to vest in a Grant notwithstanding such Termination.

18.	Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Administrator. The Administrator shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Administrator shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan, if any, will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

19.	Amendment and Termination of the Plan

(a)    Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code, applicable laws and stock exchange requirements, or as required by Section 20(a) below. No amendment or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 20(a) below.

(b)    No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c)    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Administrator with respect to an outstanding Grant.

20.	Miscellaneous

(a)    Compliance with Law.

(i)    The Plan, the exercise of Options or SARs and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of sections 409A and 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or sections 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 409A or 422 of the Code, that Plan provision shall cease to apply. The Administrator may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Administrator may also adopt rules regarding the withholding of taxes on payments to Participants. The Administrator may, in its sole discretion, agree to limit its authority under this Section.

(ii)    The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)    If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

(b)    Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)    Funding of the Plan; Limitation on Rights. The Plan shall be unfunded. Neither the Company nor any other employer shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Employer and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d)    Rights of Participants. Nothing in the Plan shall entitle any Participant or other person to any claim or right to receive a Grant under the Plan. There is no obligation for uniformity of treatment of Participants. The terms and conditions of Grants and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board.

(e)    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Administrator shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)    REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust (REIT). No award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

(g)    Clawback Policies. All Grants under this Plan are subject to the applicable provisions of (i) the Company’s clawback or recoupment policy approved by the Board, if any, as such policy may be in effect from time to time, and (ii) any law, rule, requirement or regulation that imposes mandatory recoupment or forfeiture, under circumstances set forth in such law, rule, requirement or regulation.

(h)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)    Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof.

ACRES COMMERCIAL REALTY CORP. 865 MERRICK AVENUE SUITE 200 S WESTBURY, NY 11590

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ACRES2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46646-P55965                      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACRES COMMERCIAL REALTY CORP.
The Board of Directors recommends you vote
FOR the following nominees:
1. Election of Directors
Nominees:		For	Against	Abstain
1a. Karen Edwards		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
1b. Andrew Fentress		☐	☐	☐	2. APPROVE THE NON-BINDING RESOLUTION ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.		☐	☐	☐
1c. Mark S. Fogel		☐	☐	☐
1d. William B. Hart		☐	☐	☐	3. ADOPT THE ACRES COMMERCIAL REALTY CORP. THIRD AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN.		☐	☐	☐
1e. Gary Ickowicz		☐	☐	☐
1f. Steven J. Kessler		☐	☐	☐	4. ADOPT THE ACRES COMMERCIAL REALTY CORP. MANAGER INCENTIVE PLAN.		☐	☐	☐
1g. Murray S. Levin 1h. P. Sherrill Neff		☐ ☐	☐ ☐	☐ ☐	5. RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.		☐	☐	☐

1i. Dawanna Williams		☐	☐	☐	NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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D46647-P55965

ACRES COMMERCIAL REALTY CORP.

Annual Meeting of Stockholders

June 9, 2021 11:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jaclyn A. Jesberger and Julie H. Wilson, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ACRES COMMERCIAL REALTY CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on June 9, 2021 virtually at www.virtualshareholdermeeting.com/ACRES2021 or any adjournment or postponement thereof.

If you sign your proxy card or voting instruction card with no further instructions, the shares will be voted in accordance with the recommendations of the Board, FOR: the election of all directors in Proposal 1, the approval of the Say on Pay vote in Proposal 2, the adoption of the equity compensation plan in Proposal 3, the adoption of the manager equity plan in Proposal 4, and the ratification of the independent registered public accounting firm in Proposal 5.

Continued and to be signed on reverse side